EXHIBIT 6

                                                                  EXECUTION COPY
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                          AGREEMENT AND PLAN OF MERGER

                            Dated as of July 20, 1999

                                  By and Among

                              CINCINNATI BELL INC.,

                                IVORY MERGER INC.

                                       And

                            IXC COMMUNICATIONS, INC.

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                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

                                    ARTICLE I

                                   The Merger

         SECTION 1.01.  The Merger............................................2
         SECTION 1.02.  Closing...............................................2
         SECTION 1.03.  Effective Time........................................3
         SECTION 1.04.  Effects of the Merger.................................3
         SECTION 1.05.  Certificate of Incorporation and By-laws..............3
         SECTION 1.06.  Board of Directors of the Surviving Corporation.......3
         SECTION 1.07.  Board of Directors of CBI.............................4

                                   ARTICLE II

                Effect of the Merger on the Capital Stock of the
               Constituent Corporations; Exchange of Certificates

         SECTION 2.01.  Effect on Capital Stock...............................4
                  (a)  Capital Stock of Sub...................................4
                  (b)  Cancelation of Treasury Stock and CBI-Owned Stock......4
                  (c)  Conversion of IXC Common Stock.........................4
                  (d)  Conversion of IXC 7 1/4% Preferred Stock
                         and IXC 6 3/4% Preferred Stock.......................5
                  (e)  Effect on IXC 12 1/2% Preferred Stock..................6
                  (f)  Anti-Dilution Provisions...............................6

         SECTION 2.02. Exchange of Certificates...............................6
                  (a)  Exchange Agent.........................................6
                  (b)  Exchange Procedures....................................7
                  (c)  Distributions with Respect to Unsurrendered
                         Certificates.........................................8
                  (d)  No Further Ownership Rights in IXC Common Stock,
                         IXC 7 1/4% Preferred Stock or IXC 6 3/4%
                         Preferred Stock......................................8
                  (e)  No Fractional Shares...................................9
                  (f)  Termination of Exchange Fund..........................10
                  (g)  No Liability..........................................11
                  (h)  Investment of Exchange Fund...........................11
                  (i)  Lost Certificates.....................................11

                                   ARTICLE III

                         Representations and Warranties

         SECTION 3.01. Representations and Warranties of IXC.................11
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                  (a)  Organization, Standing and Corporate Power............12
                  (b)  Subsidiaries..........................................12
                  (c)  Capital Structure.....................................12
                  (d)  Authority; Noncontravention...........................14
                  (e)  SEC Documents; Undisclosed Liabilities................16
                  (f)  Information Supplied..................................17
                  (g)  Absence of Certain Changes or Events..................18
                  (h)  Litigation............................................19
                  (i)  Compliance with Applicable Laws.......................19
                  (j)  Contracts.............................................20
                  (k)  Absence of Changes in Benefit Plans...................20
                  (l)  ERISA Compliance......................................21
                  (m)  Taxes.................................................22
                  (n)  Voting Requirements...................................24
                  (o)  State Takeover Statutes...............................24
                  (p)  Brokers...............................................25
                  (q)  Opinions of Financial Advisors........................25
                  (r)  Intellectual Property; Year 2000......................25
                  (s)  IXC Rights Agreement..................................27
                  (t)  Title to Properties...................................27

         SECTION 3.02.  Representations and Warranties of CBI and Sub........27
                  (a)  Organization, Standing and Corporate Power............27
                  (b)  Capital Structure.....................................28
                  (c)  Authority; Noncontravention...........................30
                  (d)  SEC Documents; Undisclosed Liabilities................32
                  (e)  Information Supplied..................................33
                  (f)  Absence of Certain Changes or Events..................33
                  (g)  Litigation............................................34
                  (h)  Compliance with Applicable Laws.......................34
                  (i)  Contracts.............................................35
                  (j)  Absence of Changes in Benefit Plans...................35
                  (k)  ERISA Compliance......................................36
                  (l)  Taxes.................................................37
                  (m)  Voting Requirements...................................38
                  (n)  Brokers...............................................39
                  (o)  Opinion of Financial Advisor..........................39
                  (p)  Interim Operations of Sub.............................39
                  (q)  Intellectual Property; Year 2000......................39
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                  (r)  Ownership of IXC Stock................................40
                  (s)  CBI Rights Agreement..................................40
                  (t)  Title to Properties...................................40

                                   ARTICLE IV

                    Covenants Relating to Conduct of Business

         SECTION 4.01. Conduct of Business...................................41
                  (a)  Conduct of Business by IXC............................41
                  (b)  Conduct of Business by CBI............................44
                  (c)  Other Actions.........................................45
                  (d)  Advice of Changes.....................................45

         SECTION 4.02.  Transition Team......................................46
         SECTION 4.03.  No Solicitation by IXC...............................46
         SECTION 4.04.  No Solicitation by CBI...............................47

                                    ARTICLE V

                              Additional Agreements

         SECTION 5.01.  Preparation of the Form S-4 and Joint Proxy
                          Statement; Stockholder Meetings....................49
         SECTION 5.02.  Letters of IXC's Accountants.........................51
         SECTION 5.03.  Letters of CBI's Accountants.........................51
         SECTION 5.04.  Access to Information; Confidentiality...............51
         SECTION 5.05.  Reasonable Efforts...................................52
         SECTION 5.06.  IXC Stock Options and IXC Warrants...................53
         SECTION 5.07.  Employee Benefit Plans; Existing Agreements..........55
         SECTION 5.08.  Indemnification, Exculpation and Insurance...........56
         SECTION 5.09.  Fees and Expenses....................................57
         SECTION 5.10.  Public Announcements.................................59
         SECTION 5.11.  Affiliates...........................................60
         SECTION 5.12.  Stock Exchange Listings..............................60
         SECTION 5.13.  Tax Treatment........................................60
         SECTION 5.14.  Further Assurances...................................60
         SECTION 5.15.  IXC Rights Agreement.................................60
         SECTION 5.16.  CBI Rights Agreement.................................61
         SECTION 5.17.  Transfer Taxes.......................................61
         SECTION 5.18.  Stockholders Agreements Legend.......................61

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                                   ARTICLE VI

                              Conditions Precedent

         SECTION 6.01. Conditions to Each Party's Obligation to Effect
                         the Merger..........................................62
                  (a)  Stockholder Approvals.................................62
                  (b)  HSR Act...............................................62
                  (c)  FCC and PUC Approvals.................................62
                  (d)  No Litigation.........................................62
                  (e)  Form S-4..............................................62
                  (f)  Stock Exchange Listings...............................63
                  (g)  Equity Investment.....................................63

         SECTION 6.02. Conditions to Obligations of CBI and Sub..............63
                  (a)  Representations and Warranties........................63
                  (b)  Performance of Obligations of IXC.....................63

         SECTION 6.03. Conditions to Obligations of IXC......................63
                  (a)  Representations and Warranties........................63
                  (b)  Performance of Obligations of CBI and Sub.............64
                  (c)  Tax Opinion...........................................64

         SECTION 6.04.  Frustration of Closing Conditions....................64

                                   ARTICLE VII

                        Termination, Amendment and Waiver

         SECTION 7.01.  Termination..........................................64
         SECTION 7.02.  Effect of Termination................................66
         SECTION 7.03.  Amendment............................................66
         SECTION 7.04.  Extension; Waiver....................................66

                                  ARTICLE VIII

                               General Provisions

         SECTION 8.01.  Nonsurvival of Representations and Warranties........67
         SECTION 8.02.  Notices..............................................67
         SECTION 8.03.  Definitions..........................................68
         SECTION 8.04.  Interpretation.......................................69
         SECTION 8.05.  Counterparts.........................................70
         SECTION 8.06.  Entire Agreement; No Third-Party Beneficiaries.......70
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         SECTION 8.07.  Governing Law........................................70
         SECTION 8.08.  Assignment...........................................70
         SECTION 8.09.  Enforcement..........................................70
         SECTION 8.10.  Severability.........................................71
         SECTION 8.11.  Additional Agreement of IXC..........................71

Annex I           Index of Defined Terms

Exhibit A         Form of Affiliate Letter

Exhibit B         Corporate Governance of CBI following the Effective Time

Exhibit C         Form of IXC Representation Letter

Exhibit D         Form of CBI Representation Letter

Exhibit E         Form of Riordan & McKinzie Opinion

Exhibit F         Form of Amendment to IXC Rights Agreement

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                        AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as
                  of July 20, 1999, among CINCINNATI BELL INC., an Ohio corporation ("CBI"), IVORY MERGER INC., a Delaware corporation and a wholly owned subsidiary of CBI ("Sub"), and IXC COMMUNICATIONS, INC., a Delaware corporation ("IXC").

            WHEREAS the respective Boards of Directors of CBI, Sub and IXC have approved and declared advisable this Agreement and the merger of Sub with and into IXC (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby (a) each issued and outstanding share of common stock, par value $.01 per share, of IXC (the "IXC Common Stock"), other than any such shares directly owned by CBI, Sub or IXC, will be converted into the right to receive the Common Stock Merger Consideration; (b) each issued and outstanding share of 7 1/4% Junior Convertible Preferred Stock Due 2007, par value $.01 per share, of IXC (the "IXC 7 1/4% Preferred Stock"), other than any such shares directly owned by CBI, Sub or IXC, will be converted into the right to receive the 7 1/4% Preferred Stock Merger Consideration; and (c) each issued and outstanding share of 6 3/4% Cumulative Convertible Preferred Stock, par value $.01 per share, of IXC (the "IXC 6 3/4% Preferred Stock"), other than any such shares directly owned by CBI, Sub or IXC, will be converted into the right to receive the 6 3/4% Preferred Stock Merger Consideration;

            WHEREAS the respective Boards of Directors of CBI, Sub and IXC have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals;

            WHEREAS simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the willingness of CBI and Sub to enter into this Agreement, CBI and certain principal stockholders of IXC (the "Principal Stockholders") are entering into certain stockholder and stock purchase agreements (collectively, the "Stockholders Agreements") pursuant to which the Principal Stockholders will agree to vote to adopt the Merger
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Agreement and to take certain other actions in furtherance of the Merger upon the terms and subject to the conditions set forth in the Stockholders
Agreements;

            WHEREAS immediately following the execution and delivery of this Agreement, CBI and IXC will enter into (a) a stock option agreement (the "IXC Stock Option Agreement") pursuant to which IXC will grant CBI an option to purchase shares of IXC Common Stock, upon the terms and subject to the conditions set forth therein and (b) a stock option agreement (the "CBI Stock Option Agreement" and, together with the IXC Stock Option Agreement, the "Option Agreements") pursuant to which CBI will grant IXC an option to purchase shares of CBI Common Stock, upon the terms and subject to the conditions set forth therein;

            WHEREAS concurrently with the execution and delivery of this Agreement, CBI, Oakhill Capital Partners, L.P. ("Oakhill") and OHCP Ocean I, LLC (together with Oakhill, the "Investors") will enter into an agreement (the "Investment Agreement") relating to the Investors' investment in CBI;

            WHEREAS for U.S. Federal income tax purposes, it is intended that
(a) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder, (b) this Agreement constitutes a plan of reorganization and (c) CBI, Sub and IXC will each be a party to such reorganization within the meaning of Section 368(b) of the Code; and

            WHEREAS CBI, Sub and IXC desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

            NOW, THEREFORE, in consideration of the represen tations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:
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                                    ARTICLE I

                                   The Merger

            SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into IXC at the Effective Time. Following the Effective Time, IXC shall be the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

            SECTION 1.02. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second Business Day after satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019, unless another time, date or place is agreed to by the parties hereto.

            SECTION 1.03. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall file a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as CBI and IXC shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

            SECTION 1.04. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

            SECTION 1.05. Certificate of Incorporation and By-laws. (a) The Restated Certificate of Incorporation of IXC, as in effect immediately prior to the Effective Time,
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shall be amended as of the Effective Time so that the first sentence of Article
IV of such Restated Certificate of Incorporation reads in its entirety as follows: "The total number of shares of stock which the Corporation shall have authority to issue is 6,000,000 consisting of (i) three million (3,000,000) shares of common stock, par value $.01 per share and (ii) three million (3,000,000) shares of preferred stock, par value $.01 per share." and, as so amended, such Restated Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

            (b) The By-laws of Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

            SECTION 1.06. Board of Directors of the Surviving Corporation. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

            SECTION 1.07. Board of Directors of CBI. The Board of Directors of CBI shall be as set forth on or designated in accordance with Exhibit B hereto until the earlier of the resignation or removal of any individual set forth on or designated in accordance with Exhibit B hereto or until their respective successors are duly elected and qualified, as the case may be, it being agreed that if any director shall be unable or unwilling to serve as a director at the Effective Time the party which designated such individual as indicated in Exhibit B shall designate another individual to serve in such individual's place.

                                   ARTICLE II

                Effect of the Merger on the Capital Stock of the
               Constituent Corporations; Exchange of Certificates

            SECTION 2.01. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of IXC or any shares of capital stock of Sub:

            (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

            (b) Cancelation of Treasury Stock and CBI-Owned Stock. Each share of IXC Common Stock, IXC 7 1/4% Preferred Stock and IXC 6 3/4% Preferred Stock that is directly owned by IXC, Sub or CBI shall automatically be canceled and shall cease to be outstanding, and no consideration shall be delivered in exchange therefor.

            (c) Conversion of IXC Common Stock. Subject to Section 2.02(e), each issued and outstanding share (other than shares to be canceled in accordance with Section 2.01(b)) of IXC Common Stock shall be converted into the right to receive 2.0976 (the "Exchange Ratio") fully paid and nonassessable shares of common stock, par value $.01 per share, of CBI ("CBI Common Stock") (the "Common Stock Merger Consideration"). As of the Effective Time, all such shares of IXC Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to be outstanding, and each holder of a certificate that immediately prior to the Effective Time represented any such shares of IXC Common Stock shall cease to have any rights with respect thereto, except the right to receive the Common Stock Merger Consideration and any cash in lieu of fractional shares of CBI Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.02, without interest.

            (d) Conversion of IXC 7 1/4% Preferred Stock and IXC 6 3/4% Preferred Stock. (i) Each issued and outstanding share of IXC 7 1/4% Preferred Stock shall be converted into the right to receive one fully paid and nonassessable share of 7 1/4% Junior Convertible Preferred Stock Due 2007, par value $.01 per share, of CBI (the "CBI 7 1/4% Preferred Stock") (the "7 1/4% Preferred Stock Merger Consideration"), which CBI 7 1/4% Preferred Stock shall have terms that are identical to the IXC 7 1/4% Preferred Stock except that (x) the issuer thereof shall be CBI rather than IXC, (y) the CBI 7 1/4% Preferred Stock shall become convertible into CBI Common Stock as required by Paragraph (g) of the Certificate of Designation for the IXC 7 1/4% Preferred Stock and (z) each share of CBI 7 1/4% Preferred Stock shall be entitled to one vote per share on all matters voting together with the CBI Common Stock as a single class; provided that the number of authorized shares of CBI 7 1/4% Preferred Stock may be increased or decreased without any additional vote of the holders of CBI 7 1/4% Preferred Stock voting as a separate class. As of the Effective Time, all such shares of IXC 7 1/4% Preferred Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares shall cease to have any rights with respect thereto, except the right to receive the 7 1/4% Preferred Stock Merger Consideration.

            (ii) Each issued and outstanding share of IXC 6 3/4% Preferred Stock shall be converted into the right to receive one fully paid and nonassessable share of 6 3/4% Cumulative Convertible Preferred Stock, par value $.01 per share, of CBI (the "CBI 6 3/4% Preferred Stock") (the "6 3/4% Preferred Stock Merger Consideration"), which CBI 6 3/4% Preferred Stock shall have terms that are identical to the IXC 6 3/4% Preferred Stock except that (x) the issuer thereof shall be CBI rather than IXC, (y) the CBI 6 3/4% Preferred Stock shall become convertible into CBI Common Stock as required by Paragraph 7 of the Certificate of Designations for the IXC 6 3/4% Preferred Stock and (z) each share of CBI 6 3/4% Preferred Stock shall be entitled to one vote per share on all matters voting together with the CBI Common Stock as a single class; provided that the number of authorized shares of CBI 6 3/4% Preferred Stock may be increased or decreased without any additional vote of the holders of CBI 6 3/4% Preferred Stock voting as a separate class. As of the Effective Time, all such shares of IXC 6 3/4% Preferred Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares shall cease to have any rights with respect thereto, except the right to receive the 6 3/4% Preferred Stock Merger Consideration. The Common Stock Merger Consideration, the

7 1/4% Preferred Stock Merger Consideration and the 6 3/4% Preferred Stock Merger Consideration shall be referred to collectively in this Agreement as the "Merger Consideration".

            (e) Effect on IXC 12 1/2% Preferred Stock. Each share of 12 1/2% Junior Exchangeable Preferred Stock Due 2009, par value $.01 per share, of IXC (the "IXC 12 1/2% Preferred Stock") outstanding immediately prior to the Effective Time shall remain outstanding as 12 1/2% Preferred Stock of the Surviving Corporation, without any change to the powers, preferences or special rights of such IXC 12 1/2% Preferred Stock provided for in the Certificate of Designation for the 12 1/2% Junior Exchangeable Preferred Stock Due 2009 of IXC (the "IXC 12 1/2% Certificate of Designation").

            (f) Anti-Dilution Provisions. In the event CBI changes (or establishes a record date for changing) the number of shares of CBI Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding CBI Common Stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction.

            SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. Prior to the Effective Time, CBI shall enter into an agreement with The Fifth Third Bank or such other bank or trust company as may be designated by CBI and reasonably acceptable to IXC (the "Exchange Agent"), which shall provide that CBI shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of IXC Common Stock, IXC 7 1/4% Preferred Stock and IXC 6 3/4% Preferred Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the Merger Consideration issuable pursuant to Section 2.01 in exchange for outstanding shares of IXC Common Stock, IXC 7 1/4% Preferred Stock and IXC 6 3/4% Preferred Stock, respectively. CBI shall make available to the Exchange Agent from time to time as required after the Effective Time cash necessary to pay dividends and other distributions in accordance with Section 2.02(c) and to make payments in lieu of any fractional shares of CBI Common Stock in accordance with
Section 2.02(e).

            (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of IXC Common Stock, IXC 7 1/4% Preferred Stock or IXC 6 3/4% Preferred Stock whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as CBI may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for certificates representing the Merger Consideration. Upon surrender of a Certificate for cancelation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of CBI Common Stock, CBI 7 1/4% Preferred Stock or CBI 6 3/4% Preferred Stock that such holder has the right to receive pursuant to the provisions of this Article II, certain dividends or other distributions in accordance with Section 2.02(c) and cash in lieu of any fractional share of CBI Common Stock in accordance with Section 2.02(e), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of IXC Common Stock, IXC 7 1/4% Preferred Stock or IXC 6 3/4% Preferred Stock that is not registered in the transfer records of IXC, a certificate representing the proper number of shares of CBI Common Stock, CBI 7 1/4% Preferred Stock or CBI 6 3/4% Preferred

Stock, as applicable, may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of CBI Common Stock, CBI 7 1/4% Preferred Stock or CBI 6 3/4% Preferred Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of CBI that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration that the holder thereof has the right to receive pursuant to the provisions of this Article II, certain dividends or other distributions in accordance with Section 2.02(c) and cash in lieu of any fractional share of CBI Common Stock in accordance with Section 2.02(e). No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

            (c) Distributions with Respect to Unsurrendered Certificates. Any dividends or other distributions with respect to CBI Common Stock, CBI 7 1/4% Preferred Stock or CBI 6 3/4% Preferred Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of CBI Common Stock, CBI 7 1/4% Preferred Stock or CBI 6 3/4% Preferred Stock represented thereby, and any cash payment in lieu of fractional shares of CBI Common Stock shall be paid to any such holder pursuant to Section 2.02(e) only upon the surrender of such Certificate by the holder of record of such Certificate in accordance with this Article II. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of the certificate representing whole shares of CBI Common Stock, CBI 7 1/4% Preferred Stock or CBI 6 3/4% Preferred Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of CBI Common Stock, CBI 7 1/4% Preferred Stock or CBI 6 3/4% Preferred Stock, and the amount of any cash payable in lieu of a fractional share of CBI Common Stock to which such holder is entitled pursuant to Section 2.02(e) and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of CBI Common Stock, CBI 7 1/4% Preferred Stock or CBI 6 3/4% Preferred Stock.

            (d) No Further Ownership Rights in IXC Common Stock, IXC 7 1/4% Preferred Stock or IXC 6 3/4% Preferred Stock. All shares of CBI Common Stock, CBI 7 1/4% Preferred Stock or CBI 6 3/4% Preferred Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this
Article II (including any cash paid pursuant to this Article II) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of IXC Common Stock, IXC 7 1/4% Preferred Stock or IXC 6 3/4% Preferred Stock previously represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by IXC on such shares of IXC Common Stock, IXC 7 1/4% Preferred Stock or IXC 6 3/4% Preferred Stock which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of IXC Common Stock, IXC 7 1/4% Preferred Stock or IXC 6 3/4% Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

            (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of CBI Common Stock shall be issued upon the surrender for exchange of Certificates formerly representing IXC Common Stock, no dividend or distribution of CBI shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to exercise any rights of a shareholder of CBI.

            (ii) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (A) the number of whole shares of CBI Common Stock delivered to the Exchange Agent by CBI pursuant to Section 2.02(a) over (B) the aggregate number of whole shares of CBI Common Stock to be distributed to former holders of IXC Common Stock pursuant to Section 2.02(b) (such excess being herein called the "Excess Shares"). Following the Effective Time, the Exchange Agent shall, on behalf of former stockholders of IXC, sell the Excess Shares at then-prevailing prices on the New York Stock Exchange, Inc. (the "NYSE"), all in the manner provided in Section 2.02(e)(iii).

            (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The Exchange Agent shall use reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of Certificates formerly representing IXC Common Stock, the Exchange Agent shall hold such proceeds in trust for such holders (the "Common Shares Trust"). IXC shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of the Excess Shares. The Exchange Agent shall determine the portion of the Common Shares Trust to which each former holder of IXC Common Stock is entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such former holder of IXC Common Stock is entitled (after taking into account all shares of IXC Common Stock held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all former holders of IXC Common Stock are entitled.

            (iv) Notwithstanding the provisions of Sections 2.02(e)(ii) and
(iii), CBI may elect at its option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments hereinabove contemplated, to pay each former holder of IXC Common Stock an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such former holder (after taking into account all shares of IXC Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the closing price for a share of CBI Common Stock as reported on the NYSE (as reported in The Wall Street Journal or, if not reported thereby, any other authoritative source) on the Closing Date, and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this Section 2.02(e)(iv).

            (v) As soon as practicable after the determina tion of the amount of cash, if any, to be paid to holders of Certificates formerly representing IXC Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of Certificates formerly representing IXC Common Stock subject to and in accordance with the terms of
Section 2.02(c).

            (f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to CBI, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to CBI for payment of their claim for the Merger Consideration, any dividends or distributions with respect to CBI Common Stock and any cash in lieu of fractional shares of CBI Common Stock.

            (g) No Liability. None of CBI, Sub, IXC or the Exchange Agent shall be liable to any person in respect of any Merger Consideration, any dividends or distributions with respect thereto, or any cash in lieu of fractional shares of CBI Common Stock, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to three years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration, any dividends or distribu tions payable to the holder of such Certificate or any cash payable in lieu of fractional shares of CBI Common Stock pursuant to this
Article II, would otherwise escheat to or become the property of any Governmental Entity), any such Merger Consideration, dividends or distributions in respect thereof or such cash shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

            (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund in investment-grade securities, as directed by CBI, on a daily basis. Any interest and other income resulting from such investments shall be paid to CBI.

            (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by CBI, the posting by such person of a bond in such reasonable amount as CBI may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and any unpaid dividends and distributions in respect thereof and any cash in lieu of fractional shares of CBI Common Stock, in each case pursuant to this Agreement.

                                   ARTICLE III

                         Representations and Warranties

            SECTION 3.01. Representations and Warranties of IXC. Except (i) with respect to matters expressly permitted by Section 4.01(a), (ii) as expressly disclosed in IXC SEC Documents filed and publicly available prior to the date of this Agreement (the "IXC Filed SEC Documents") or (iii) as expressly set forth on the disclosure schedule delivered by IXC to CBI prior to the execution of this Agreement (the "IXC Disclosure Schedule"), IXC represents and warrants to CBI and Sub as follows:

            (a) Organization, Standing and Corporate Power. Each of IXC and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power and authority, as the case may be, to carry on its business as now being conducted. Each of IXC and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing individually or in the aggregate is not reasonably likely to have a Material Adverse Effect on IXC. IXC has made available to CBI prior to the execution of this Agreement complete and correct copies of its Restated Certificate of Incorporation and By-laws, as amended to the date of this Agreement, and the comparable charter and organizational documents of each Subsidiary of IXC, in each case as amended to the date of this Agreement.

            (b) Subsidiaries. Section 3.01(b) of the IXC Disclosure Schedule sets forth a true and complete list of each of IXC's Subsidiaries as of the date hereof. All the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of IXC have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by IXC, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests. Except for the capital stock or other ownership interests of its Subsidiaries, as of the date hereof, IXC does not beneficially own directly or indirectly any material capital stock, membership interest, partnership interest, joint venture interest or other material equity interest in any person.

            (c) Capital Structure. The authorized capital stock of IXC consists of 320,000,000 shares of capital stock consisting of: (1) 300,000,000 shares of IXC Common Stock, (2) 3,000,000 shares of preferred stock, par value $.01 per share (the "IXC Ordinary Preferred Stock"), and (3) 17,000,000 shares of Class B preferred stock, par value $.01 per share (the "IXC Class B Preferred Stock" and, together with the IXC Ordinary Preferred Stock, the "IXC Preferred Stock"), of which (A) 1,400,000 shares have been designated as the IXC 7 1/4% Preferred Stock, (B) 450,000 shares have been designated as the IXC 12 1/2% Preferred Stock, (C) 450,000 shares have been designated as 12 1/2%

Series B Junior Exchangeable Preferred Stock Due 2009 (the "IXC 12 1/2% Series B Preferred Stock"), (D) 55,000 shares have been designated as Series A Junior Participating Preferred Stock (the "IXC Series A Preferred Stock") and (E) 155,250 shares have been designated as the IXC 6 3/4% Preferred Stock. At the close of business on July 20, 1999, (i) 37,393,939 shares of IXC Common Stock were issued and outstanding; (ii) 71,400 shares of IXC Common Stock were held by IXC in its treasury; (iii) 1,074,496 shares of IXC 7 1/4% Preferred Stock were issued and outstanding; (iv) 371,618 shares of IXC 12 1/2% Preferred Stock were issued and outstanding; (v) no shares of IXC 12 1/2% Series B Preferred Stock were issued and outstanding; (vi) 55,000 shares of IXC Series A Preferred Stock were reserved for issuance in connection with the rights (the "IXC Rights") to purchase shares of IXC Series A Preferred Stock issued pursuant to the Rights Agreement dated as of September 9, 1998 (the "IXC Rights Agreement"), between IXC and U.S. Stock Transfer Corporation, as rights agent; (vii) 155,250 shares of IXC 6 3/4% Preferred Stock were issued and outstanding; (viii) no other shares of IXC Preferred Stock were issued and outstanding; (ix) 75,000 shares of IXC Common Stock were reserved for issuance pursuant to 75,000 warrants issued and outstanding to purchase IXC Common Stock (the "IXC Warrants"); (x) 8,664,850 shares of IXC Common Stock were reserved for issuance pursuant to the Amended and Restated 1994 Stock Plan of IXC, as amended, the Special Stock Plan of IXC, the IXC 1998 Stock Plan, as amended, the IXC 1997 Special Executive Stock Plan and grants of options made to individual employees (such plans and arrangements, collectively, the "IXC Stock Plans") (of which 8,066,527 shares of IXC Common Stock are subject to outstanding IXC Stock Options); and (xi) 8,602,577 shares of IXC Common Stock were reserved for issuance upon conversion of (A) the IXC 7 1/4% Preferred Stock and (B) the IXC 6 3/4% Preferred Stock. There are no outstanding stock appreciation rights or other rights (other than the IXC Stock Options and IXC Warrants) to receive shares of IXC Common Stock on a deferred basis granted under the IXC Stock Plans or otherwise. Section 3.01(c)(i) of the IXC Disclosure Schedule sets forth a complete and correct list, as of July 20, 1999, of (i) the name of each holder of outstanding stock options or other rights to purchase or to receive IXC Common Stock granted under the IXC Stock Plans (collectively, "IXC Stock

Options"), (ii) the number of shares of IXC Common Stock subject to each such IXC Stock Option, (iii) the exercise prices thereof and (iv) the name of the IXC Stock Plan pursuant to which such IXC Stock Options were granted. Section 3.01(c)(ii) of the IXC Disclosure Schedule sets forth a complete and correct list, as of July 20, 1999, of (i) the name of each holder of outstanding IXC Warrants, (ii) the number of shares of IXC Common Stock subject to each such IXC Warrant and (iii) the exercise prices thereof. No bonds, debentures, notes or other indebtedness of IXC having the right to vote (or convertible into or exchangeable or exercisable for securities having the right to vote) on any matters on which stockholders of IXC or any of its Subsidiaries may vote are issued or outstanding or subject to issuance. All outstanding shares of capital stock of IXC are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and will be delivered free and clear of all Liens (other than Liens created by or imposed upon the holders thereof) and not subject to preemptive rights. Except as set forth in this Section 3.01(c) (including pursuant to the conversion or exercise of the securities referred to above), (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of IXC or any of its Subsidiaries (other than shares of capital stock or other voting securities of such Subsidiaries that are directly or indirectly owned by IXC),
(B) any securities of IXC or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of, or other ownership interests in, IXC or any of its Subsidiaries or (C) any warrants, calls, options or other rights to acquire from IXC or any of its Subsidiaries, and no obligation of IXC or any of its Subsidiaries to issue, any capital stock or other voting securities of, or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock or other voting securities of, or other ownership interests in, IXC or any of its Subsidiaries, (y) there are not any outstanding obligations of IXC or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities and (z) IXC is not a party to any voting agreement with respect to the voting of any such securities.

            (d) Authority; Noncontravention. IXC has the requisite corporate power and corporate authority to enter into this Agreement and, subject to receipt of IXC Stockholder Approval, to consummate the transactions contemplated by this Agreement. IXC has the requisite corporate power and corporate authority to enter into the Option Agreements and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement and the Option Agreements by IXC and the consummation by IXC of the transactions contemplated by this Agreement and the Option Agreements have been duly authorized by all necessary corporate action on the part of IXC, subject, in the case of the Merger, to receipt of IXC Stockholder Approval. This Agreement and the Option Agreements have been duly executed and delivered by IXC and, assuming the due authorization, execution and delivery by each of the other parties hereto and thereto, constitute the legal, valid and binding obligations of IXC, enforceable against IXC in accordance with their terms. The execution and delivery of this Agreement and the Option Agreements do not, and the consummation of the transactions contemplated by this Agreement and the Option Agreements and compliance with the provisions hereof and thereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of IXC or any of its Subsidiaries under, (i) the Restated Certificate of Incorporation or By-laws of IXC or the comparable organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to IXC or any of its Subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to IXC or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate are not reasonably likely to (x) have a Material Adverse Effect on IXC, (y) impair the ability of IXC to perform its obligations under this Agreement or any of the Option Agreements or (z) prevent or materially delay the consummation of the transactions contemplated by this Agreement or any of the Option Agreements. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any nongovernmental self-regulatory agency, commission or authority (each a "Governmental Entity") is required by or with respect to IXC or any of its Subsidiaries in connection with the execution and delivery of this Agreement or any of the Option Agreements by IXC or the consummation by IXC of the Merger or the other transactions contemplated by this Agreement or any of the Option Agreements, except for (1) the filing of a premerger notification and report form by IXC under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and any applicable filings and approvals under similar foreign antitrust or competition laws and regulations; (2) the filing with the Securities and Exchange Commission (the "SEC") of (A) a joint proxy statement relating to the IXC Stockholders Meeting and the CBI Shareholders Meeting (such proxy statement, as amended or supplemented from time to time, the "Joint Proxy Statement"), and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement, the Stockholders Agreements, the Option Agreements and the transactions contemplated by this Agreement, the Stockholders Agreements or any of the Option Agreements; (3) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which IXC is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (4) filings with and approvals of the Federal Communications Commission (the "FCC") as required under the Communications Act of 1934, as amended (the "Communications Act"), and the rules and regulations promulgated thereunder; (5) such filings with and approvals of The Nasdaq National Market ("Nasdaq") to permit the shares of IXC Common Stock that are to be issued pursuant to the IXC Stock Option Agreement to be quoted on Nasdaq; (6) filings with and approvals of any state public utility commissions ("PUCs"), foreign telecommunications regulatory agencies or similar regulatory bodies as required by applicable statutes, laws, rules, ordinances and regulations; and (7) such other consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate is not reasonably likely to (x) have a Material Adverse Effect on IXC, (y) impair the ability of IXC to perform its obligations under this Agreement or any of the Option Agreements or (z) prevent or materially delay the consummation of the transactions contemplated by this Agreement or any of the Option Agreements.

            (e) SEC Documents; Undisclosed Liabilities. IXC has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since January 1, 1998 (collectively, the "IXC SEC Documents"). As of their respective dates, the IXC SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such IXC SEC Documents, and none of the IXC SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any IXC SEC Document has been revised or superseded by a later filed IXC SEC Document, none of the IXC SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of IXC included in the IXC SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (the "Accounting Rules"), have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of IXC and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments and the absence of footnotes, if applicable). Except (i) as reflected in the IXC Filed SEC Documents, (ii) for liabilities incurred in connection with this Agreement or any of the Option Agreements or the transactions contemplated by this Agreement or any of the Option Agreements or (iii) incurred since March 31, 1999, in the ordinary course of business consistent with past practice, neither IXC nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which individually or in the aggregate are reasonably likely to have a Material Adverse Effect on IXC.

            (f) Information Supplied. None of the informa tion supplied or to be supplied by IXC specifically for inclusion or incorporation by reference in (i) the registra tion statement on Form S-4 to be filed with the SEC by CBI in connection with the issuance of CBI Common Stock in the Merger (the "Form S-4") will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to IXC's stockholders and CBI's shareholders or at the time of the IXC Stockholders Meeting or the CBI Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. No representation or warranty is made by IXC with respect to statements made or incorporated by reference in the Joint Proxy Statement based on information supplied by CBI or Sub specifically for inclusion or incorporation by reference in the Joint Proxy Statement.

            (g) Absence of Certain Changes or Events. Except for liabilities incurred in connection with or expressly permitted by this Agreement and the Option Agreements and except as disclosed in the IXC Filed SEC Documents, since March 31, 1999, IXC and its Subsidiaries have conducted their business only in the ordinary course consistent with past practice, and since such date there has not been (1) any Material Adverse Change in IXC, (2) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of IXC's capital stock, except for dividends or other distributions declared, set aside or paid by IXC as required by and in accordance with the respective terms of such capital stock as of the date hereof, (3) any split, combination or reclassification of any of IXC's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of IXC's capital stock, (4) (A) any granting by IXC or any of its Subsidiaries to any current or former director, executive officer or other employee of IXC or its Subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases in cash compensation in the ordinary course of business consistent with past practice or as was required under any employment agreements in effect as of the date of the most recent audited financial statements included in the IXC Filed SEC Documents, (B) any granting by IXC or any of its Subsidiaries to any such current or former director, executive officer or employee of any increase in severance or termination pay, (C) any entry by IXC or any of its Subsidiaries into, or any amendments of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or employee or (D) any amendment to, or modification of, any IXC Stock Option or IXC Warrant, (5) any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate is reasonably likely to have a Material Adverse Effect on IXC,

(6) except insofar as may have been required by a change in GAAP, any change in accounting methods, principles or practices by IXC or any of its Subsidiaries materially affecting the consolidated financial position or results of operations of IXC or (7) any tax election or any settlement or compromise of any income tax liability that individually or in the aggregate is reasonably likely to adversely affect the tax liability or tax attributes of IXC or any of its Subsidiaries in any material respect or any settlement or compromise of any material income tax liability.

            (h) Litigation. There is no suit, action, proceeding, claim, grievance or investigation pending or, to the Knowledge of IXC or any of its Subsidiaries, threatened against or affecting IXC or any of its Subsidiaries that individually or in the aggregate is reasonably likely to have a Material Adverse Effect on IXC nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against IXC or any of its Subsidiaries having, or that individually or in the aggregate is reasonably likely to have a Material Adverse Effect on IXC. There are no facts, circumstances or conditions that are reasonably likely to give rise to any liability of, or form the basis of a claim against, IXC or any of its Subsidiaries under any applicable statutes, laws, ordinances, rules or regulations, which liability or claim is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on IXC.

            (i) Compliance with Applicable Laws. IXC and its Subsidiaries hold all material permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities (the "IXC Permits") which are required for them to own, lease or operate their assets and to carry on their businesses. IXC and its Subsidiaries are in compliance in all material respects with the terms of the IXC Permits and all applicable statutes, laws, ordinances, rules and regulations. No action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to IXC or any of its Subsidiaries or any of their respective properties, which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on IXC, is pending or, to the Knowledge of IXC, threatened. As of the date hereof, Section 3.01(i) of the IXC Disclosure Schedule sets forth a true and complete list of all IXC Permits obtained from the FCC and any state PUC.

            (j) Contracts. Neither IXC nor any of its Subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any loan or credit agreement, bond, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, under standing, instrument, permit or license to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on IXC. Since December 31, 1998, through the date hereof, neither IXC nor any of its Subsidiaries has entered into any contract, agreement, obligation, commitment, arrangement or understanding with any Affiliate of IXC that would have been required to be filed as an exhibit to IXC's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "IXC 1998 10- K") had IXC been a party thereto as of December 31, 1998. Neither IXC nor any of its Subsidiaries is a party to or bound by any noncompetition agreement or any other similar agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the business of IXC and its Subsidiaries, taken as a whole, is conducted.

            (k) Absence of Changes in Benefit Plans. Since the date of the most recent audited financial statements included in the IXC Filed SEC Documents, there has not been (i) any adoption or amendment by IXC or any of its Subsidiaries of any employment agreement with any director, officer or employee of IXC or any of its Subsidiaries or of any collective bargaining agreement or
(ii) any adoption or amendment of any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical, welfare benefit or other plan, arrangement or understanding providing compensation or benefits to any current or former director, officer or employee of IXC or any of its Subsidiaries (collectively, the "IXC Benefit

Plans"), or any change in any actuarial or other assumption used to calculate funding obligations with respect to any IXC pension plans, or any change in the manner in which contributions to any IXC pension plans are made or the basis on which such contributions are determined which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on IXC.

            (l) ERISA Compliance. (i) With respect to IXC Benefit Plans, no liability has been incurred and, to the Knowledge of IXC, there exists no condition or circumstances in connection with which IXC or any of its Subsidiaries could be subject to any liability that individually or in the aggregate is reasonably likely to have a Material Adverse Effect on IXC under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code or any other applicable law.

            (ii) Each IXC Benefit Plan has been administered in accordance with its terms, except for any failures so to administer any IXC Benefit Plan that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on IXC. IXC, its Subsidiaries and all IXC Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on IXC.

            (iii) None of IXC or any of its Subsidiaries sponsors or contributes to any IXC Benefit Plan that is subject to Title IV of ERISA.

            (iv) IXC and its Subsidiaries are in compliance with all Federal, state, local and foreign requirements regarding employment, except for any failures to comply that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on IXC. Neither IXC nor any of its Subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by IXC or any of its Subsidiaries in the United States and as of the date of this Agreement no such collective bargaining agreement is being negotiated by IXC or any of its Subsidiaries. As of the date of this Agree ment, there is no labor dispute, strike or work stoppage against IXC or any of its Subsidiaries pending or, to the Knowledge of IXC, threatened which may interfere with the respective business activities of IXC or any of its Subsidiaries, except where such dispute, strike or work stoppage individually or in the aggregate is not reasonably likely to have a Material Adverse Effect on IXC. As of the date of this Agreement, to the Knowledge of IXC, none of IXC, any of its Subsidiaries or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of IXC or any of its Subsidiaries, and there is no action, charge or complaint against IXC or any of its Subsidiaries by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing, in each case except where such practices, actions, charges or complaints, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on IXC.

            (v) (A) No employee of IXC or its Subsidiaries will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any IXC Benefit Plan (other than acceleration of vesting of options in accordance with their terms) as a result of the transactions contemplated by this Agreement or any of the Option Agreements, (B) no amount payable, or economic benefit provided, by IXC or its Subsidiaries (including any acceleration of the time of payment or vesting of any benefit (other than acceleration of vesting of options in accordance with their terms)) could be considered an "excess parachute payment" under Section 280G of the Code and (C) no person is entitled to receive any additional payment from IXC or its Subsidiaries or any other person in the event that the excise tax of Section 4999 of the Code is imposed on such person, in each case except where such additional benefits or payments or acceleration (other than acceleration of vesting of options in accordance with their terms), individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on IXC.

            (m) Taxes. (i) Each of IXC and its Subsidiaries and each IXC Consolidated Group has filed or has caused to be filed all material tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on IXC. IXC, each of its Subsidiaries and each IXC Consolidated Group has paid or caused to be paid (or IXC has paid on its behalf) all material taxes due and owing, and the most recent financial statements contained in the IXC Filed SEC Documents reflect an adequate reserve for all material taxes payable by IXC and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

            (ii) No deficiencies, audit examinations, refund litigation, proposed adjustments or matters in controversy for any taxes have been proposed, asserted or assessed in writing against IXC or any of its Subsidiaries or any IXC Consolidated Group that are not adequately reserved for, except for deficiencies, audit examinations, refund litigation, proposed adjustments or matters in controversy that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on IXC. The Federal income tax returns prior to the date set forth in Section 3.01(m)(ii) of the IXC Disclosure Schedule of IXC and its Subsidiaries consolidated in such returns have closed by virtue of the applicable statute of limitations. All assessments for taxes due and owing by IXC, any of its Subsidiaries or any IXC Consolidated Group with respect to completed and settled examinations or concluded litigation have been paid.

            (iii) Neither IXC nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorgani zation within the meaning of Section 368(a) of the Code.

            (iv) No deduction of any amount that would otherwise be deductible with respect to tax periods ending on or before the Effective Time could be disallowed under Section 162(m) of the Code, except any disallowances under

Section 162(m) of the Code that alone or with other such disallowances are not reasonably likely to have a Material Adverse Effect on IXC.

            (v) Neither IXC nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related trans actions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

            (vi) To the Knowledge of IXC, no shareholder of IXC is a foreign person who held more than 5% of the IXC stock at some time during the shorter of the periods described in Section 897(c)(1)(A)(ii) of the Code.

            (vii) Neither IXC nor any of its Subsidiaries has any material "deferred intercompany gains" (as defined in Treas. Reg. Section 1.1502-13).

            (viii) Section 3.01(m)(1) of the IXC Disclosure Schedule sets forth a complete schedule of each IXC Consolidated Group of which IXC is or has been a member during the last six years. Such schedule sets forth the names of all members of each such IXC Consolidated Group and the periods during which IXC or any of its Subsidiaries is or has been a member.

            (ix) As used in this Agreement (1) "taxes" shall include all (x) Federal, state, local or foreign income, property, sales, excise and other taxes or similar govern mental charges, including any interest, penalties or additions with respect thereto, (y) liability for the payment of any amounts of the type described in clause (x) as a result of being a member of an affiliated, consolidated, combined or unitary group, and (z) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (x) or (y) and (2) "IXC Consolidated Group" means any affiliated group within the meaning of Section 1504(a) of the Code, in which IXC (or any Subsidiary of IXC) is or has ever been a member or any group of corporations with which IXC files, has filed or is or was required to file an affiliated, consolidated, combined, unitary or aggregate tax return.

            (n) Voting Requirements. The affirmative vote of the holders of a majority of the outstanding shares of IXC Common Stock entitled to vote at the IXC Stockholders Meeting to (i) adopt this Agreement and (ii) adopt the agreement referred to in Section 8.11 (collectively, the "IXC Stockholder Approval") are the only votes or approvals of the holders of any class or series of IXC's capital stock necessary to adopt this Agreement and the Option Agreements and to approve the Merger and the other transactions contemplated hereby or thereby.

            (o) State Takeover Statutes. The Board of Directors of IXC (including the disinterested directors thereof) has approved the terms of this Agreement, the Stockholders Agreements and the Option Agreements and the consummation of the Merger and the other transactions contemplated by this Agreement, the Stockholders Agreements and the Option Agreements and such approval constitutes approval of the Merger and the other transactions contemplated by this Agreement, the Stockholders Agreements and the Option Agreements by the Board of Directors of IXC under the provisions of Section 203 of the DGCL and represents all the action necessary to ensure that the restrictions on "business combinations" (as defined in such Section 203) contained in Section 203 do not apply to CBI in connection with the Merger and the other transactions contemplated by this Agreement, the Stockholders Agreements and the Option Agreements. No other state takeover statute or similar statute or regulation is applicable to this Agreement, the Stockholders Agreements, the Option Agreements, the Merger or the other transactions contemplated by this Agreement, the Stockholders Agreements and the Option Agreements.

            (p) Brokers. No broker, investment banker, financial advisor or other person, other than Merrill Lynch & Co. and Morgan Stanley & Co. Incorporated, the fees, commissions and expenses of which will be paid by IXC, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement and the Option Agreements based upon arrangements made by or on behalf of IXC. IXC has furnished to CBI true and complete copies of all agreements under which any such fees, commissions or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees, commissions or expenses are payable.

            (q) Opinions of Financial Advisors. IXC has received the opinions of its financial advisors, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair from a financial point of view to the stockholders of IXC (other than CBI and its Affiliates), a signed copy of which has been or promptly will be delivered to CBI.

            (r) Intellectual Property; Year 2000. (i) IXC and its Subsidiaries own, or are validly licensed or other wise have the right to use, all patents, patent rights, trademarks, trade secrets, trade names, service marks, copyrights and other proprietary intellectual property rights and computer programs (the "Intellectual Property Rights") which are material to the conduct of the business of IXC and its Subsidiaries, except where the failure to own or license such Intellectual Property Rights is not reasonably likely to have a Material Adverse Effect on IXC.

            (ii) To the Knowledge of IXC, neither IXC nor any of its Subsidiaries has materially interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of any other person. Neither IXC nor any of its Subsidiaries has received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or other conflict (including any claim that IXC or any such Subsidiary must license or refrain from using any Intellectual Property Rights or other proprietary information of any other person) which has not been settled or otherwise fully resolved. To IXC's Knowledge, no other person has materially interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of IXC or any of its Subsidiaries.

            (iii) As the business of IXC and its Subsidiaries is presently conducted and proposed to be conducted without giving effect to any change with respect thereto that may be made by CBI, to IXC's Knowledge, CBI's use after the Closing of the Intellectual Property Rights which are material to the conduct of the business of IXC and its Subsidiaries taken as a whole will not interfere with, infringe upon, misappropriate or otherwise come into conflict with the Intellectual Property Rights of any other person.

            (iv) The disclosure set forth in the IXC 1998 10-K under the heading "Year 2000 Readiness" was true and correct in all material respects on the date thereof and is true and correct in all material respects as if made as of the date hereof.

            (v) As of the Closing Date, IXC and its Subsidiaries have no Knowledge that they are not Year 2000 Compliant and, as of the date hereof, IXC and its Subsidiaries have no Knowledge that their respective suppliers will not be Year 2000 Compliant at January 1, 2000, except, in each case, for such failures to be Year 2000 Compliant that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on IXC. The term "Year 2000 Compliant", with respect to a computer system or software program, means that such computer system or program: (A) is capable of recognizing, processing, managing, representing, interpreting and manipulating correctly date-related data for dates earlier and later than January 1, 2000; (B) has the ability to provide date recognition for any data element without limitation; (C) has the ability to function automatically into and beyond the Year 2000 without human intervention and without any change in operations associated with the advent of the Year 2000; (D) has the ability to interpret data, dates and time correctly into and beyond the Year 2000; (E) has the ability not to produce noncompliance in existing data, nor otherwise corrupt such data, into and beyond the Year 2000; (F) has the ability to process correctly after January 1, 2000, data containing dates and times before that date; and (G) has the ability to recognize all "leap year" dates, including February 29, 2000.

            (s) IXC Rights Agreement. IXC has amended the IXC Rights Agreement substantially in the form of Exhibit F hereto.

            (t) Title to Properties. (i) Section 3.01(t) of the IXC Disclosure Schedule sets forth a true and complete list of all material real property and the 20 most significant leasehold properties owned or leased by IXC or any of its Subsidiaries. Each of IXC and its Subsidiaries has good and valid title to, or valid leasehold interests in or valid rights to, all its material properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate do not materially interfere with its ability to conduct its business as currently conducted. All such material assets and properties, other than assets and properties in which IXC or any of its Subsidiaries has a leasehold interest, are free and clear of all Liens except for Liens that individually or in the aggregate do not materially interfere with the ability of IXC and its Subsidiaries to conduct their respective businesses as currently conducted.

            (ii) Each of IXC and its Subsidiaries has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. Each of IXC and its Subsidiaries enjoys peaceful and undisturbed possession under all such leases, except where a failure to do so individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on IXC.

            SECTION 3.02. Representations and Warranties of CBI and Sub. Except
(i) with respect to matters expressly permitted by Section 4.01(b), (ii) as expressly disclosed in the CBI SEC Documents filed and publicly available prior to the date of this Agreement (the "CBI Filed SEC Documents") or (iii) as expressly set forth on the disclosure schedule delivered by CBI and Sub to IXC prior to the execution of this Agreement (the "CBI Disclosure Schedule"), CBI and Sub represent and warrant to IXC as follows:

            (a) Organization, Standing and Corporate Power. Each of CBI, Sub and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power and authority, as the case may be, to carry on its business as now being conducted. Each of CBI and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing individually or in the aggregate is not reasonably likely to have a Material Adverse Effect on CBI. CBI has made available to IXC prior to the execution of this Agreement complete and correct copies of its Amended Articles of Incorporation and Amended Regulations, as amended to the date of this Agreement.

            (b) Capital Structure. (i) The authorized capital stock of CBI consists of 485,000,000 shares of capital stock consisting of: (1) 480,000,000 shares of CBI Common Stock, (2) 1,000,000 shares of non-voting preferred stock without par value (the "Non-Voting Preferred Stock") and (3) 4,000,000 shares of voting preferred stock without par value (the "Voting Preferred Stock" and, together with the Non-Voting Preferred Stock, the "CBI Preferred Stock") of which 2,000,000 shares have been designated as Series A Preferred Stock (the "CBI Series A Preferred Stock"). At the close of business on July 15, 1999, (i) 137,792,751 shares of CBI Common Stock were issued and outstanding; (ii) no shares of CBI Common Stock were held by CBI in its treasury; (iii) no shares of CBI Preferred Stock were issued and outstanding; (iv) 2,000,000 shares of CBI Series A Preferred Stock were reserved for issuance in connection with the rights to purchase shares of CBI Common Stock issued pursuant to the Rights Agreement dated as of April 29, 1997 (the "CBI Rights Agreement"), between CBI and The Fifth Third Bank, as rights agent; and (v) no shares of CBI Common Stock were reserved for issuance pursuant to the CBI 1989 Stock Option Plan, the CBI 1997 Stock Option Plan for Non-Employee Directors, the CBI 1997 Long Term Incentive Plan, the CBI Executive Deferred Compensation Plan and grants of options made to individual employees (such plans and arrangements, collectively, the "CBI Stock Plans") (of which 10,629,687 shares of CBI Common Stock are subject to outstanding CBI Stock Options). There are no outstanding stock appreciation rights or rights (other than the CBI Stock Options) to receive shares of CBI Common Stock on a deferred basis granted under the CBI Stock Plans or otherwise. Section 3.02(b) of the CBI Disclosure Schedule sets forth a complete and correct list, as of July 15, 1999, of all outstanding stock options or other rights to purchase or receive CBI Common Stock granted under the CBI Stock Plans (collectively, "CBI Stock Options"). No bonds, debentures, notes or other indebtedness of CBI having the right to vote (or convertible into or exchangeable or exercisable for securities having the right to vote) on any matters on which stockholders of CBI or any of its Subsidiaries may vote are issued or outstanding or subject to issuance. All outstanding shares of capital stock of CBI are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and will be delivered free and clear of all Liens (other than Liens created by or imposed upon the holders thereof) and not subject to preemptive rights. Except as set forth in this Section 3.02(b) (including pursuant to the conversion or exercise of the securities referred to above), (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of CBI or any of its Subsidiaries (other than shares of capital stock or other voting secur ities of such Subsidiaries that are directly or indirectly owned by CBI),
(B) any securities of CBI or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of, or other ownership interests in, CBI or any of its Subsidiaries or (C) any warrants, calls, options or other rights to acquire from CBI or any of its Subsidiaries, and no obligation of CBI or any of its Subsidiaries to issue, any capital stock or other voting securities of, or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock or other voting securities of, or other ownership interests in, CBI or any of its Subsidiaries, (y) there are not any outstanding obligations of CBI or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities and (z) CBI is not a party to any voting agreement with respect to the voting of any such securities. Other than the capital stock of, or other equity interests in, its Subsidiaries, CBI does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity.

            (ii) The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $.01 per share ("Sub Common Stock"). There are issued and outstanding 1,000 shares of Sub Common Stock. All such shares are owned by CBI. Sub does not have issued or outstanding any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Sub to issue, transfer or sell any shares of Sub Common Stock. Sub does not have bonds, debentures, notes or other indebtedness outstanding.

            (iii) Section 3.02(b)(iii) of the CBI Disclosure Schedule sets forth a true and complete list of each of CBI's Subsidiaries as of the date hereof. All the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of CBI have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by CBI, free and clear of any Liens and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests. Except for the capital stock or other ownership interests of its Subsidiaries, as of the date hereof, CBI does not beneficially own directly or indirectly any material capital stock, membership interest, partnership interest, joint venture interest or other material equity interest in any person.

            (c) Authority; Noncontravention. Each of CBI and Sub has the requisite corporate power and corporate authority to enter into this Agreement and, subject to receipt of CBI Shareholder Approval, to consummate the transactions contemplated by this Agreement. CBI has the requisite corporate power and corporate authority to enter into the Stockholders Agreements and the Option Agreements and to consummate the transactions contemplated thereby.

The execution and delivery of this Agreement, the Stock holders Agreements and the Option Agreements by CBI and the consummation by CBI of the transactions contemplated by this Agreement, the Stockholders Agreements and the Option Agreements have been duly authorized by all necessary corporate action on the part of CBI, subject, in connection with, among other things, the issuance of shares of CBI Common Stock in the Merger, to receipt of CBI Shareholder Approval. This Agreement, the Stockholders Agreements and the Option Agreements have been duly executed and delivered by CBI and, assuming the due authorization, execution and delivery by each of the other parties hereto and thereto, constitute the legal, valid and binding obligations of CBI, enforceable against CBI in accordance with their terms. The execution and delivery of this Agreement, the Stockholders Agreements and the Option Agreements do not, and the consummation of the transactions contemplated by this Agreement, the Stockholders Agreements and the Option Agreements and compliance with the provisions hereof and thereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of CBI or any of its Subsidiaries under,
(i) the Amended Articles of Incorpora tion or Amended Regulations of CBI or the comparable organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to CBI or any of its Subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to IXC or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate are not reasonably likely to (x) have a Material Adverse Effect on CBI, (y) impair the ability of CBI to perform its obligations under this Agreement or any of the Option Agreements or (z) prevent or materially delay the consummation of the transactions contemplated by this Agreement or any of the Option Agreements. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to CBI or any of its Subsidiaries in connection with the execution and delivery of this Agreement, the Stockholders Agreements or any of the Option Agreements by CBI or the consummation by CBI of the Merger or the other transactions contemplated by this Agreement, the Stockholders Agreements or any of the Option Agreements, except for (1) the filing of a premerger notification and report form by CBI under the HSR Act and any applicable filings and approvals under similar foreign antitrust or competition laws and regulations; (2) the filing with the SEC of (A) the Joint Proxy Statement and
(B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement, the Stockholders Agreements and the Option Agreements and the transactions contemplated by this Agree ment, the Stockholders Agreements or any of the Option Agreements; (3) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which CBI is qualified to do business and such filings with Govern mental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (4) filings with and approvals of the FCC as required under the Communications Act and the rules and regulations promulgated thereunder; (5) such filings with and approvals of the NYSE and The Cincinnati Stock Exchange (the "CSE") to permit the shares of CBI Common Stock that are to be issued in the Merger and pursuant to the CBI Stock Option Agreement to be listed on the NYSE and the CSE; (6) filings with and approvals of any state PUCs, foreign telecommunications regulatory agencies or similar regulatory bodies as required by applicable statutes, laws, rules, ordinances and regulations; and (7) such other consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate is not reasonably likely to (x) have a Material Adverse Effect on CBI, (y) impair the ability of CBI to perform its obligations under this Agreement or any of the Option Agreements or (z) prevent or materially delay the consummation of the transactions contemplated by this Agreement or any of the Option Agreements.

            (d) SEC Documents; Undisclosed Liabilities. CBI has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since January 1, 1998 (collectively, the "CBI SEC Documents"). As of their respective dates, the CBI SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such CBI SEC Documents, and none of the CBI SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any CBI SEC Document has been revised or superseded by a later filed CBI SEC Document, none of the CBI SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of CBI included in the CBI SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with the Accounting Rules, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of CBI and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments and the absence of footnotes if applicable). Except (i) as reflected in the CBI Filed SEC Documents, (ii) for liabilities incurred in connection with this Agreement, the Stockholders Agreements or any of the Option Agreements or the transactions contemplated by this Agreement, the Stockholders Agreements or any of the Option Agreements or (iii) incurred since March 31, 1999, in the ordinary course of business consistent with past practice, neither CBI nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which individually or in the aggregate are reasonably likely to have a Material Adverse Effect on CBI.

            (e) Information Supplied. None of the informa tion supplied or to be supplied by CBI specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to CBI's shareholders and IXC's stockholders or at the time of the CBI Shareholders Meeting or the IXC Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Joint Proxy Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the respective rules and regulations promulgated thereunder. No representation or warranty is made by CBI with respect to statements made or incorporated by reference in the Form S-4 and the Joint Proxy Statement based on information supplied by IXC specifically for inclusion or incorporation by reference in the Form S-4 or the Joint Proxy Statement, as the case may be.

            (f) Absence of Certain Changes or Events. Except for liabilities incurred in connection with or expressly permitted by this Agreement, the Stockholders Agreements and the Option Agreements and except as disclosed in the CBI Filed SEC Documents, since March 31, 1999, CBI and its Subsidiaries have conducted their business only in the ordinary course consistent with past practice, and since such date there has not been (1) any Material Adverse Change in CBI, (2) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of CBI's capital stock, except for regular quarterly cash dividends declared, set aside or paid by CBI with respect to CBI Common Stock, (3) any split, combination or reclassification of any of CBI's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of CBI's capital stock, (4) (A) any granting by CBI or any of its Subsidiaries to any current or former director, executive officer or other employee of CBI or its Subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases in cash compensation in the ordinary course of business consistent with past practice or as was required under any employment agreements in effect as of the date of the most recent audited financial statements included in the CBI Filed SEC Documents, (B) any granting by CBI or any of its Subsidiaries to any such current or former director, executive officer or employee of any increase in severance or termination pay, (C) any entry by CBI or any of its Subsidiaries into, or any amendments of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or employee or (D) any amendment to, or modification of, any CBI Stock Option, (5) any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate is reasonably likely to have a Material Adverse Effect on CBI, (6) except insofar as may have been required by a change in GAAP, any change in accounting methods, principles or practices by CBI or any of its Subsidiaries materially affecting the consolidated financial position or results of operations of CBI or (7) any tax election or any settlement or compromise of any income tax liability that individually or in the aggregate is reasonably likely to adversely affect the tax liability or tax attributes of CBI or any of its Subsidiaries in any material respect or any settlement or compromise of any material income tax liability.

            (g) Litigation. There is no suit, action, proceeding, claim, grievance or investigation pending or, to the Knowledge of CBI or any of its Subsidiaries, threatened against or affecting CBI or any of its Subsidiaries that individually or in the aggregate is reasonably likely to have a Material Adverse Effect on CBI nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against IXC or any of its Subsidiaries having, or that is individually or in the aggregate reasonably likely to have, a Material Adverse Effect on CBI. There are no facts, circumstances or conditions that are reasonably likely to give rise to any liability of, or form the basis of a claim against, CBI or any of its Subsidiaries under any applicable statutes, laws, ordinances, rules or regulations, which liability or claim is reasonably likely to have individually or in the aggregate a Material Adverse Effect on CBI.

            (h) Compliance with Applicable Laws. CBI and its Subsidiaries hold all material permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities (the "CBI Permits") which are required for them to own, lease or operate their assets and to carry on their businesses. CBI and its Subsidiaries are in compliance in all material respects with the terms of the CBI Permits and all applicable statutes, laws, ordinances, rules and regulations. No action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to CBI or any of its Subsidiaries or any of their respective properties, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBI, is pending or, to the Knowledge of CBI, threatened. As of the date hereof, Section 3.02(h) of the CBI Disclosure Schedule sets forth a true and complete list of all CBI Permits obtained from the FCC and any state PUC.

            (i) Contracts. Neither CBI nor any of its Subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any loan or credit agreement, bond, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, under standing, instrument, permit or license to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on CBI. Since December 31, 1998, through the date hereof, neither of CBI nor any of its Subsidiaries has entered into any contract, agreement, obligation, commitment, arrangement or understanding with any Affiliate of CBI that would have been required to be filed as an exhibit to CBI's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "CBI 1998 10- K") had CBI been a party thereto as of December 31, 1998.

Neither CBI nor any of its Subsidiaries is a party to or bound by any non-competition agreement or any other similar agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the business of CBI and its Subsidiaries, taken as a whole, is conducted.

            (j) Absence of Changes in Benefit Plans. Since the date of the most recent audited financial statements included in the CBI Filed SEC Documents, there has not been (i) any adoption or amendment by CBI or any of its Subsidiaries of any employment agreement with any director, officer or employee of CBI or any of its Subsidiaries or of any collective bargaining agreement or
(ii) any adoption or amendment of any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical, welfare benefit or other plan, arrangement or understanding providing compensation or benefits to any current or former director, officer or employee of CBI or any of its Subsidiaries (collectively, the "CBI Benefit Plans"), or any change in any actuarial or other assumption used to calculate funding obligations with respect to any CBI pension plans, or any change in the manner in which contributions to any CBI pension plans are made or the basis on which such contributions are determined which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBI.

            (k) ERISA Compliance. (i) With respect to CBI Benefit Plans, no liability has been incurred and, to the Knowledge of CBI, there exists no condition or circumstances in connection with which CBI or any of its Subsidiaries could be subject to any liability that individually or in the aggregate is reasonably likely to have a Material Adverse Effect on CBI under ERISA, the Code or any other applicable law.

            (ii) Each CBI Benefit Plan has been administered in accordance with its terms, except for any failures so to administer any CBI Benefit Plan that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on CBI. CBI, its Subsidiaries and all CBI Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on CBI.

            (iii) None of CBI or any of its Subsidiaries sponsors or contributes to any CBI Benefit Plan that is subject to Title IV of ERISA.

            (iv) CBI and its Subsidiaries are in compliance with all Federal, state, local and foreign requirements regarding employment, except for any failures to comply that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on CBI. Neither CBI nor any of its Subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by CBI or any of its Subsidiaries in the United States and as of the date of this Agreement no such collective bargaining agreement is being negotiated by CBI or any of its Subsidiaries. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against CBI or any of its Subsidiaries pending or, to the Knowledge of CBI, threatened which may interfere with the respective business activities of CBI or any of its Subsidiaries, except where such dispute, strike or work stoppage individually or in the aggregate is not reasonably likely to have a Material Adverse Effect on CBI. As of the date of this Agreement, to the Knowledge of CBI, none of CBI, any of its Subsidiaries or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of CBI or any of its Subsidiaries, and there is no action, charge or complaint against CBI or any of its Subsidiaries by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing, in each case except where such practices, actions, charges or complaints, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on CBI.

            (l) Taxes. (i) Each of CBI and its Subsidiaries and each CBI Consolidated Group has filed or has caused to be filed all material tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on CBI. CBI, each of its Subsidiaries and each CBI Consolidated Group has paid or caused to be paid (or CBI has paid on its behalf) all material taxes due and owing, and the most recent financial statements contained in the CBI Filed SEC Documents reflect an adequate reserve for all material taxes payable by CBI and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

            (ii) No deficiencies, audit examinations, refund litigation, proposed adjustments or matters in controversy, for any taxes have been proposed, asserted or assessed in writing against CBI or any of its Subsidiaries or any CBI Consolidated Group that are not adequately reserved for, except for deficiencies, audit examinations, refund litigation, proposed adjustments or matters in controversy that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on CBI. The Federal income tax returns of CBI and its Subsidiaries consolidated in such returns prior to 1993 have closed by virtue of the applicable statute of limitations. All assessments for taxes due and owing by CBI, any of its Subsidiaries or any CBI Consolidated Group with respect to completed and settled examinations or concluded litigation have been paid.

            (iii) Neither CBI nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorgani zation within the meaning of Section 368(a) of the Code.

            (iv) No deduction of any amount that would otherwise be deductible with respect to tax periods ending on or before the Effective Time could be disallowed under Section 162(m) of the Code, except any disallowances under
Section 162(m) of the Code that alone or with other such disallowances are not reasonably likely to have a Material Adverse Effect on CBI.

            (v) Section 3.02(l)(1) of the CBI Disclosure Schedule sets forth a complete schedule of each CBI Consolidated Group of which CBI is or has been a member during the last six years. Such schedule sets forth the names of all members of each such CBI Consolidated Group and the periods during which CBI or any of its Subsidiaries is or has been a member.

            (vi) As used in this Agreement (1) "taxes" shall include all (x) Federal, state, local or foreign income, property, sales, excise and other taxes or similar govern mental charges, including any interest, penalties or additions with respect thereto, (y) liability for the payment of any amounts of the type described in clause (x) as a result of being a member of an affiliated, consolidated, combined or unitary group, and (z) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (x) or (y) and (2) "CBI Consolidated Group" means any affiliated group within the meaning of Section 1504(a) of the Code, in which CBI (or any Subsidiary of CBI) is or has ever been a member or any group of corporations with which CBI files, has filed or is or was required to file an affiliated, consolidated, combined, unitary or aggregate tax return.

            (m) Voting Requirements. The affirmative vote at the CBI Shareholders Meeting (the "CBI Shareholder Approval") of the holders of a majority of all shares of CBI Common Stock casting votes (provided that the total vote cast represents more than fifty percent in interest of all capital stock of CBI entitled to vote) is the only vote of the holders of any class or series of CBI's capital stock necessary to approve, in accordance with the applicable rules of the NYSE, the issuance of CBI Common Stock in connection with the Merger and the other transactions contemplated by this Agreement.

            (n) Brokers. No broker, investment banker, financial advisor or other person, other than Salomon Smith Barney Inc., the fees, commissions and expenses of which will be paid by CBI, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement, the Stockholders Agreements and the Option Agreements based upon arrangements made by or on behalf of CBI. CBI has furnished to IXC true and complete copies of all agreements under which any such fees, commissions or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees, commissions or expenses are payable.

            (o) Opinion of Financial Advisor. CBI has received the opinion of Salomon Smith Barney Inc., dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair to CBI from a financial point of view, a signed copy of which has been or promptly will be delivered to CBI.

            (p) Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

            (q) Intellectual Property; Year 2000. (i) CBI and its Subsidiaries own, or are validly licensed or other wise have the right to use, all Intellectual Property Rights which are material to the conduct of the business of CBI and its Subsidiaries, except where the failure to own or license such Intellectual Property Rights is not reasonably likely to have a Material Adverse Effect on CBI.

            (ii) To the Knowledge of CBI, neither CBI nor any of its Subsidiaries has materially interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of any other person. Neither CBI nor any of its Subsidiaries has received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or other conflict (including any claim that CBI or any such Subsidiary must license or refrain from using any Intellectual Property Rights or other proprietary information of any other person) which has not been settled or otherwise fully resolved. To CBI's Knowledge, no other person has materially interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of CBI or any of its Subsidiaries.

            (iii) The disclosure set forth in the CBI 1998 10-K under the heading "Year 2000 Readiness" was true and correct in all material respects on the date thereof and is true and correct in all material respects as if made as of the date hereof.

            (iv) As of the Closing Date, CBI and its Subsidiaries have no Knowledge that they are not Year 2000 Compliant and, as of the date hereof, CBI and its Subsidiaries have no Knowledge that their respective suppliers will not be Year 2000 Compliant at January 1, 2000, except, in each case, for such failures to be Year 2000 Compliant that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on CBI.

            (r) Ownership of IXC Stock. Neither CBI nor Sub (nor any other Subsidiary of CBI) has acquired or, except as the result of the Merger, will acquire, or has owned in the past three years, any stock of IXC.

            (s) CBI Rights Agreement. CBI has amended the CBI Rights Agreement to provide that IXC shall not be deemed to be an Acquiring Person (as defined in the CBI Rights Agreement) and the Distribution Date or Share Acquisition Date (each as defined in the CBI Rights Agreement) shall not be deemed to occur and that the CBI Rights will not become separable, distributable, unredeemable or exercisable as a result of the approval, execution and delivery of this Agreement, the CBI Stock Option Agreement or the consummation of the Merger and/or the other transactions contemplated hereby or thereby.

            (t) Title to Properties. (i) Section 3.02(t) of the CBI Disclosure Schedule sets forth a true and complete list of all material real property and leasehold property owned or leased by CBI or any of its Subsidiaries. Each of

CBI and its Subsidiaries has good and valid title to, or valid leasehold interests in or valid rights to, all its material properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive cove nants and similar encumbrances that individually or in the aggregate do not materially interfere with its ability to conduct its business as currently conducted. All such material assets and properties, other than assets and properties in which CBI or any of its Subsidiaries has a leasehold interest, are free and clear of all Liens except for Liens that individually or in the aggregate do not materially interfere with the ability of CBI and its Subsidiaries to conduct their respective businesses as currently conducted.

            (ii) Each of CBI and its Subsidiaries has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. Each of CBI and its Subsidiaries enjoys peaceful and undisturbed possession under all such leases, except where a failure to do so individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on CBI.

                                   ARTICLE IV

                    Covenants Relating to Conduct of Business

            SECTION 4.01. Conduct of Business. (a) Conduct of Business by IXC. Except as set forth in Section 4.01(a) of the IXC Disclosure Schedule, as otherwise expressly permitted by this Agreement or any of the Option Agreements or as consented to in writing by CBI, during the period from the date of this Agreement to the Effective Time, IXC shall, and shall cause its Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as set forth in Section 4.01(a) of the IXC Disclosure Schedule, as otherwise expressly permitted by this Agreement or any of the Option Agreements or as consented to in writing by CBI, IXC shall not, and shall not permit any of its Subsidiaries to:

            (i) other than dividends and distributions (including liquidating distributions) by a direct or indirect wholly owned Subsidiary of IXC to its parent and dividends and distributions declared, set aside or paid by IXC as required by and in accordance with the respective terms of its capital stock as of the date hereof, (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or
(z) purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of IXC or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

            (ii) issue, deliver, sell, grant, pledge or other wise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than (w) in accordance with the IXC Rights Agreement, (x) the issuance of shares of IXC Common Stock upon the exercise of IXC Stock Options as of the date hereof in accordance with their terms on the date hereof or options issued after the date hereof with the approval of CBI in its sole discretion, (y) the issuance of shares of IXC Common Stock upon the conversion of the IXC 7 1/4% Preferred Stock and the IXC 6 3/4% Preferred Stock outstanding as of the date hereof in accordance with their terms on the date hereof or (z) the issuance of shares of IXC Common Stock pursuant to the IXC Stock Option Agreement);

            (iii) amend IXC's Restated Certificate of Incorporation, By-laws or other comparable organiza tional documents;

            (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing assets of, or by any other manner, any business or any person, other than purchases of raw materials or supplies in the ordinary course of business consistent with past practice;

            (v) sell, lease, license, sell and leaseback, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitizations), other than sales or licenses of finished goods and services in the ordinary course of business consistent with past practice;

            (vi) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of IXC or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for (x) short-term borrowings incurred in the ordinary course of business (or to refund existing or maturing indebtedness) consistent with past practice and (y) intercompany indebtedness between IXC and any of its wholly owned Subsidiaries or between such wholly owned Subsidiaries, or (B) make any loans, advances or capital contributions to, or investments in, any other person;

            (vii) make or agree to make any new capital expenditure or expenditures;

            (viii) (A) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) or litigation (whether or not commenced prior to the date of this Agreement), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with its terms, of any liability recognized or disclosed in the most recent consolidated financial statements (or the notes thereto) of IXC included in the IXC Filed SEC Documents or incurred since the date of such financial statements, or (B) waive the benefits of, or agree to modify in any manner, terminate, release any person from or fail to enforce any confidentiality, standstill or similar agreement to which IXC or any of its Subsidiaries is a party or of which IXC or any of its Subsidiaries is a beneficiary;

            (ix) except as required by law or contemplated hereby, enter into, adopt or amend in any material respect or terminate any IXC Benefit Plan, collective bargaining agreement, employment agreement, deferred compensation agreement, consulting agreement, severance agreement, termination agreement, indemnification agreement or any other agreement, plan or policy involving IXC or any of its Subsidiaries, and one or more of its current or former directors, officers or employees, or change any actuarial or other assumption used to calculate funding obligations with respect to any pension plan, or change the manner in which contributions to any pension plan are made or the basis on which such contributions are determined;

            (x) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not materially increase benefits or compensation expenses of IXC or its Subsidiaries, or as contemplated hereby or by the terms of any contract the existence of which does not constitute a violation of this Agreement, increase the compensation, bonus or other benefits of any director, officer or other employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person;

            (xi) transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Intellectual Property Rights of IXC and its Subsi diaries other than in the ordinary course of business consistent with past practices or on a non-exclusive basis not materially different from past practices;

            (xii) take any action that would cause the representations and warranties set forth in paragraph (4)(B), (4)(D), (6) or (7) of Section 3.01(g) to no longer be true and correct on the Closing Date;

            (xiii) call or hold any meeting of stockholders of IXC other than in connection with the election of members of the Board of Directors of IXC or other routine matters in the ordinary course of business consistent with past practice;

            (xiv) enter into any contract, agreement, obligation, commitment, arrangement or understanding with any Affiliate of IXC that would have been required to be filed as an exhibit to the IXC 1998 10-K had IXC been a party thereto as of December 31, 1998;

            (xv) make any material tax election or settle or compromise any material tax liability other than in the ordinary course of business;

            (xvi) make any offering of IXC Stock Options under any employee stock option or stock purchase plan after the date hereof; or

            (xvii) authorize, commit, resolve or agree to take any of the foregoing actions.

            (b) Conduct of Business by CBI. During the period from the date of this Agreement to the Effective Time, without prior consultation with IXC, CBI shall not, nor shall it permit any of its Subsidiaries to:

            (i) make any material acquisition of assets or businesses;

            (ii) sell or otherwise dispose of any material part of its properties or assets other than sales or licenses of services in the ordinary course of business consistent with past practice; or

            (iii) issue or sell a material amount of its shares of capital stock, any other voting securities or any securities convertible into any such shares, voting securities or convertible securities (other than (x) in accordance with the CBI Rights Agreement, (y) the issuance of shares of CBI Common Stock upon the exercise of CBI Stock Options in accordance with their terms or (z) the issuance of shares of CBI Common Stock pursuant to the CBI Stock Option Agreement).

            (c) Other Actions. Except as required by applicable law or as expressly permitted by this Agreement, IXC and CBI shall not, and shall not permit any of their respective Subsidiaries to, voluntarily take any action that would, or that is reasonably likely to, result in (i) any of the representations and warranties of such party set forth in this Agreement or any of the Option Agreements that are qualified as to materiality becoming untrue at the Effective Time, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect at the Effective Time or (iii) any of the conditions to the Merger set forth in Article VI not being satisfied.

            (d) Advice of Changes. IXC and CBI shall promptly advise the other party orally and in writing to the extent it has Knowledge of (i) any representation or warranty made by it (and, in the case of CBI, made by Sub) contained in this Agreement or any of the Option Agreements that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure of it (and, in the case of CBI, by Sub) to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any of the Option Agreements and (iii) any change or event having, or which is reasonably likely to have, a Material Adverse Effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article VI to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement or any of the Option Agreements.

            SECTION 4.02. Transition Team. Immediately following the execution of this Agreement, the parties will create a special transition team (the "Transition Team") comprised of the individuals from CBI and IXC set forth in Section 4.02 of the CBI Disclosure Schedule and IXC will make available to the Transition Team sufficient office space, facilities and support within its corporate headquarters. To the extent permitted under applicable law, CBI and IXC will consult with each other regarding the business and operations of IXC and its Subsidiaries. In addition, the Transition Team will develop recommendations concerning the future structure and operations of the Surviving Corporation and its Subsidiaries following the Effective Time.

            SECTION 4.03. No Solicitation by IXC. (a) From and after the date of this Agreement, IXC shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal that constitutes, an IXC Takeover Proposal or (ii) participate in any discussions or negotiations regarding any IXC Takeover Proposal. For purposes of this Agreement, "IXC Takeover Proposal" means any bona fide inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 35% or more of the net revenues, net income or the assets of IXC and its Subsidiaries, taken as a whole, or 35% or more of any class of equity securities of IXC or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 35% or more of any class of equity securities of IXC or any of its Subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving IXC or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

            (b) Neither the Board of Directors of IXC nor any committee thereof shall (i) except as required by law as advised by counsel, withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to CBI, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any IXC Takeover Proposal or (iii) cause IXC to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "IXC Acquisition Agreement") related to any IXC Takeover Proposal.

            (c) In addition to the obligations of IXC set forth in paragraphs
(a) and (b) of this Section 4.03, IXC shall immediately advise CBI orally and in writing of any request for information or of any IXC Takeover Proposal, the material terms and conditions of such request or IXC Takeover Proposal and the identity of the person making such request or IXC Takeover Proposal. IXC will keep CBI informed of the status and details (including amendments or proposed amendments) of any such request or IXC Takeover Proposal.

            (d) Nothing contained in this Section 4.03 shall prohibit IXC from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or 14e-2 promulgated under the Exchange Act or from making any disclosure to IXC's stockholders if, in the good faith judgment of the Board of Directors of IXC, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that, subject to Section 4.03(b)(i), neither IXC nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, an IXC Takeover Proposal.

            SECTION 4.04. No Solicitation by CBI. (a) From and after the date of this Agreement, CBI shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal that constitutes, a CBI Takeover Proposal or (ii) participate in any discussions or negotiations regarding any CBI Takeover Proposal. For purposes of this Agreement, "CBI Takeover Proposal" means any bona fide inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 35% or more of the net revenues, net income or the assets of CBI and its Subsidiaries, taken as a whole, or 35% or more of any class of equity securities of CBI or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 35% or more of any class of equity securities of CBI or any of its Subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving CBI or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

            (b) Neither the Board of Directors of CBI nor any committee thereof shall (i) except as required by law as advised by counsel, withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to IXC, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any CBI Takeover Proposal or (iii) cause CBI to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "CBI Acquisition Agreement") related to any CBI Takeover Proposal.

            (c) In addition to the obligations of CBI set forth in paragraphs
(a) and (b) of this Section 4.04, CBI shall immediately advise IXC orally and in writing of any request for information or of any CBI Takeover Proposal, the material terms and conditions of such request or CBI Takeover Proposal and the identity of the person making such request or CBI Takeover Proposal. CBI will keep IXC informed of the status and details (including amendments or proposed amendments) of any such request or CBI Takeover Proposal.

            (d) Nothing contained in this Section 4.04 shall prohibit CBI from taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or 14e-2 promulgated under the Exchange Act or from making any disclosure to CBI's shareholders if, in the good faith judgment of the Board of Directors of CBI, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that, subject to Section 4.03(b)(i), neither CBI nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a CBI Takeover Proposal.

                                    ARTICLE V

                              Additional Agreements

            SECTION 5.01. Preparation of the Form S-4 and Joint Proxy Statement; Stockholder Meetings. (a) As soon as practicable following the date of this Agreement, IXC and CBI shall prepare and file with the SEC the Joint Proxy Statement and IXC and CBI shall prepare and CBI shall file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of IXC and CBI shall use reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing and keep the Form S-4 effective for so long as necessary to complete the Merger. IXC will use all reasonable efforts to cause the Joint Proxy Statement to be mailed to IXC's stockholders, and CBI will use all reasonable efforts to cause the Joint Proxy Statement to be mailed to CBI's shareholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. CBI shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of CBI Common Stock in the Merger and IXC shall furnish all information concerning IXC and the holders of capital stock of IXC as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to, the Form S-4 will be made by

CBI, or the Joint Proxy Statement will be made by CBI or IXC, without providing the other party a reasonable opportunity to review and comment thereon. CBI will advise IXC, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment thereto has been filed, the issuance of any stop order, the suspension of the qualification of the CBI Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Form S-4 or the Joint Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information and will, as promptly as practicable, provide to IXC copies of all correspondence and filings with the SEC with respect to the Form S-4. IXC will inform CBI, promptly after it receives notice thereof, of any request by the SEC for the amendment of the Joint Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information and will, as promptly as practicable, provide to CBI copies of all correspondence and filings with the SEC with respect to the Joint Proxy Statement. If at any time prior to the Effective Time any information relating to IXC or CBI, or any of their respective Affiliates, directors or officers, should be discovered by IXC or CBI which should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of CBI and the stockholders of IXC. For purposes of Sections 3.01(f), 3.02(e) and 5.01, information concerning or related to CBI, its Subsidiaries or the CBI Shareholders Meeting will be deemed to have been provided by CBI, and information concerning or related to IXC, its Subsidiaries or the IXC Stockholders Meeting will be deemed to have been provided by IXC.

            (b) IXC (i) shall, as soon as practicable following the date of this Agreement, establish a record date (which shall be as soon as practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its stockholders (the "IXC Stockholders Meeting") for the purpose of obtaining IXC Stockholder Approval and (ii) shall, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby. Without limiting the generality of the foregoing but subject to its rights to terminate this Agreement pursuant to Section 7.01, IXC agrees that its obligations pursuant to the first sentence of this Section 5.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to IXC of any IXC Takeover Proposal.

            (c) CBI (i) shall, as soon as practicable following the date of this Agreement, establish a record date (which shall be as soon as practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its shareholders (the "CBI Shareholders Meeting") for the purpose of obtaining CBI Shareholder Approval and (ii) shall, through its Board of Directors, recommend to its shareholders the approval of the matters referred to in Section 3.02(m). Without limiting the generality of the foregoing but subject to its rights to terminate this Agreement pursuant to Section 7.01, CBI agrees that its obligations pursuant to the first sentence of this Section 5.01(c) shall not be affected by the commencement, public proposal, public disclosure or communication to CBI of any CBI Takeover Proposal.

            (d) IXC and CBI will use all reasonable efforts to hold the IXC Stockholders Meeting and the CBI Shareholders Meeting on the same date and as soon as practicable after the date hereof.

            SECTION 5.02. Letters of IXC's Accountants. IXC shall use reasonable efforts to cause to be delivered to CBI two letters from IXC's independent accountants, one dated a date within two Business Days before the date on which the Form S-4 shall become effective and one dated a date within two Business Days before the Closing Date, each addressed to CBI, in form and substance reasonably satisfactory to CBI and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

            SECTION 5.03. Letters of CBI's Accountants. CBI shall use reasonable efforts to cause to be delivered to IXC two letters from CBI's independent accountants, one dated a date within two Business Days before the date on which the Form S-4 shall become effective and one dated a date within two Business Days before the Closing Date, each addressed to IXC, in form and substance reasonably satisfactory to IXC and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

            SECTION 5.04. Access to Information; Confidentiality. Subject to the existing confidentiality agreement dated as of May 28, 1999 (the "Confidentiality Agreement"), between CBI and IXC, upon reasonable notice, each of CBI and IXC shall, and shall cause each of its respective Subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of CBI and IXC shall, and shall cause each of its respective Subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Neither CBI nor IXC shall be required to provide access to or disclose information where such access or disclosure would contravene any applicable law, rule, regulation, order or decree or would, with respect to any pending matter, result in a waiver of the attorney-client privilege or the protection afforded attorney work-product. CBI and IXC shall use reasonable efforts to obtain from third parties any consents or waivers of confidentiality restrictions with respect to any such information being provided by it. No review pursuant to this Section 5.04 shall have an effect for the purpose of determining the accuracy of any representation or warranty given by either party hereto to the other party hereto. Each of CBI and IXC will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement.

            SECTION 5.05. Reasonable Efforts. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, the Stockholders Agreements and the Option Agreements, including using reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement, the Stockholders Agreements or any of the Option Agreements or the consummation of the Merger or the other transactions contemplated by, and to fully carry out the purposes of, this Agreement, the Stockholders Agreements and the Option Agreements, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution and delivery of any additional instruments necessary to consummate the Merger and the other transactions contemplated by, and to fully carry out the purposes of, this Agreement, the Stockholders Agreements and the Option Agreements.

            (b) In connection with and without limiting the foregoing, IXC and its Board of Directors and CBI and its Board of Directors shall make reasonable efforts to: (1) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Stockholders Agreements or any of the Option Agreements or the Merger or any of the other transactions contemplated by this Agreement, the Stockholders Agreements or any of the Option Agreements and (2) if any state takeover statute or similar statute becomes applicable to this Agreement, the Stockholders Agreements, any of the Option Agreements, the Merger or any other transactions contemplated by this Agreement, the Stockholders Agreements or any of the Option Agreements, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement, the Stockholders Agreements and the Option Agreements may be consummated as promptly as practicable on the terms contemplated by this Agreement, the Stockholders Agreements and the Option Agreements and otherwise to minimize the effect of such statute or regulation on this Agreement, the Stockholders Agreements, the Option Agreements, the Merger and the other transactions contemplated by this Agreement, the Stockholders Agreements and the Option Agreements. Nothing in this Agreement shall be deemed to require CBI to agree to, or proffer to, divest or hold separate any assets or any portion of any business of CBI, IXC or any of their respective Subsidiaries if the Board of Directors of CBI determines that so doing would materially impair the benefit intended to be obtained by CBI in the Merger. Without limiting the generality of the foregoing, IXC shall give CBI the opportunity to participate in the defense of any litigation against IXC and/or its directors relating to the transactions contemplated by this Agreement, the Stockholders Agreements and the Option Agreements.

            SECTION 5.06. IXC Stock Options and IXC Warrants. (a) As soon as practicable following the date of this Agreement, the Board of Directors of IXC (or, if appropriate, any committee administering IXC Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

            (i) adjust the terms of all outstanding IXC Stock

Options, whether vested or unvested, as necessary to provide that, at the Effective Time, each IXC Stock Option outstanding immediately prior to the Effective Time shall be amended and converted into an option to acquire, on the same terms and conditions as were applicable under IXC Stock Option, the number of shares of CBI Common Stock (rounded down to the nearest whole share) determined by multiplying the number of shares of IXC Common Stock subject to such IXC Stock Option by the Exchange Ratio, at a price per share of CBI Common Stock equal to (A) the aggregate exercise price for the shares of IXC Common Stock otherwise purchasable pursuant to such IXC Stock Option divided by (B) the aggregate number of shares of CBI Common Stock deemed purchasable pursuant to such IXC Stock Option (each, as so adjusted, an "Adjusted Option"); provided that such exercise price shall be rounded up to the nearest whole cent; and

            (ii) make such other changes to IXC Stock Plans as CBI and IXC may agree are appropriate to give effect to the Merger.

            (b) The adjustments provided herein with respect to any IXC Stock Options to which Section 421(a) of the Code applies shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code.

            (c) At the Effective Time, by virtue of the Merger and without the need of any further corporate action, each IXC Stock Option outstanding at the Effective Time shall be converted into an option relating to CBI Common Stock following the Effective Time so as to substitute CBI Common Stock for IXC Common Stock purchasable thereunder (subject to the adjustments required by this Section 5.06 after giving effect to the Merger). Prior to the Effective Time, CBI shall take all necessary actions (including, if required to comply with Section 162(m) of the Code (and the regulations thereunder) or applicable law or rule of Nasdaq, obtaining the approval of its shareholders at the next regularly scheduled annual meeting of CBI following the Effective Time) for the conversion of IXC Stock Options, including the reservation, issuance and listing of CBI Common Stock in a number at least equal to the number of shares of CBI Common Stock that will be subject to the Adjusted Options.

            (d) As soon as practicable following the Effective Time, CBI shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of CBI Common Stock equal to the number of shares subject to the Adjusted Options. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as any Adjusted Options or any unsettled awards granted under IXC Stock Plans after the Effective Time may remain outstanding.

            (e) As soon as practicable after the Effective Time, CBI shall deliver to the holders of IXC Stock Options appropriate notices setting forth such holders' rights pursuant to the respective IXC Stock Plans and the agreements evidencing the grants of such IXC Stock Options and that such IXC Stock Options and agreements shall be assumed by CBI and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.06 after giving effect to the Merger and to vesting, if any, caused by the Merger).

            (f) Except as otherwise expressly provided in this Section 5.06 and except to the extent required under the respective terms of IXC Stock Options, all restrictions or limitations on transfer and vesting with respect to IXC Stock Options awarded under IXC Stock Plans or any other plan, program or arrangement of IXC or any of its Subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, and all other terms thereof, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by CBI as set forth above.

            (g) At the Effective Time, by virtue of the Merger and without the need for any further corporate action, each Warrant outstanding immediately prior to the Effective Time shall be automatically converted into an option or warrant to acquire, on the same terms and conditions as were applicable under such Warrant, the number of shares of CBI Common Stock (rounded down to the nearest whole share) determined by multiplying the number of shares of IXC Common Stock subject to such Warrant by the Exchange Ratio, at a price per share of CBI Common Stock equal to (A) the aggregate exercise price for shares of IXC Common Stock otherwise purchasable pursuant to such Warrant divided by (B) the aggregate number of shares of CBI Common Stock deemed purchasable pursuant to such Warrant; provided, however, that such exercise price shall be rounded up to the nearest whole cent.

            SECTION 5.07. Employee Benefit Plans; Existing Agreements. (a) During the six-month period following the Effective Time (the "Transition Period"), CBI shall cause the Surviving Corporation to either maintain the benefit programs (other than equity-based arrangements) provided by IXC and its Subsidiaries before the Effective Time or replace all or any such programs with programs maintained for similarly situated employees of CBI; provided that the aggregate level of benefits (other than equity-based arrangements) provided during the Transition Period shall be substantially similar to the aggregate level of benefits (other than equity-based arrangements) provided by IXC and its Subsidiaries before the Effective Time. To the extent that any plan of CBI or any of its Affiliates (a "CBI Plan") becomes applicable to any employee or former employee of IXC or its Subsidiaries, CBI shall grant, or cause to be granted, to such employees or former employees credit for their service with IXC and its Subsidiaries (and any of their predecessors) for the purpose of determining eligibility to participate and nonforfeitability of benefits under such CBI Plan and for purposes of benefit accrual under vacation and severance pay plans (but only to the extent such service was credited under similar plans of IXC and its Subsidiaries).

            (b) With respect to any welfare benefit plan of CBI or its Affiliates made available to individuals who immediately prior to the Closing Date were employees of IXC or any of its Subsidiaries, CBI shall, or shall cause the Surviving Corporation to, waive any waiting periods, pre-existing condition exclusions and actively-at-work requirements to the extent such provisions were inapplicable immediately before such plan was made available and provide that any expenses incurred on or before the date such plan was made available by any such individual or such individual's covered dependents shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions.

            SECTION 5.08. Indemnification, Exculpation and Insurance. (a) CBI and Sub agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (and rights for advancement of expenses) now existing in favor of the current or former directors or officers of IXC or its Subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification or other agreements of IXC as in effect on the date hereof shall be assumed by the Surviving Corporation in the Merger, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms.

            (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any person, then, and in each such case, CBI shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.08.

            (c) For six years from and after the Effective Time, CBI shall maintain in effect IXC's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time covering each person currently covered by IXC's directors' and officers' liability insurance policy on terms with respect to such coverage and amounts no less favorable than those of such policy in effect on the date hereof; provided that CBI may substitute therefor policies of CBI or its subsidiaries containing terms with respect to coverage and amount no less favorable to such directors or officers; provided, however, that in no event shall CBI be required to pay aggregate premiums for insurance under this Section 5.08(c) in excess of 200% of the amount of the aggregate premiums paid by IXC in 1998 on an annualized basis for such purpose; provided that CBI shall nevertheless be obligated to provide such coverage as may be obtained for such 200% amount.

            (d) The provisions of this Section 5.08 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

            SECTION 5.09. Fees and Expenses. (a) Except as provided in this
Section 5.09, all fees and expenses incurred in connection with the Merger, this Agreement, the Stockholders Agreements, the Option Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of CBI and IXC shall bear and pay one-half of (1) the costs and expenses incurred in connection with the filing, printing and mailing of the Form S-4 and the Joint Proxy Statement (including SEC filing fees) and (2) the filing fees for the premerger notification and report forms under the HSR Act.

            (b) In the event that (1) an IXC Takeover Proposal shall have been made to IXC or any of its Subsidiaries or shall have been made directly to the stockholders of IXC generally or shall have otherwise become publicly known or any person shall have publicly announced an intention (whether or not conditional) to make an IXC Takeover Proposal and thereafter this Agreement is terminated by either CBI or IXC pursuant to Section 7.01(b)(i) or (iii) or (2) this Agreement is terminated by CBI pursuant to Section 7.01(e), then IXC shall promptly, but in no event later than the date of such termination, pay CBI a fee equal to $105 million (the "Termination Fee"), payable by wire transfer of same day funds; provided, however, that no Termination Fee shall be payable to CBI pursuant to clause (1) of this paragraph (b) or pursuant to a termination by CBI pursuant to Section 7.01(e) unless and until within 12 months of such termination IXC or any of its Subsidiaries enters into any IXC Acquisition Agreement with respect to, or consummates, any IXC Takeover Proposal (for the purposes of the foregoing proviso the term "IXC Takeover Proposal" shall have the meaning assigned to such term in Section
4.03 except that references to "35%" in the definition of "IXC Takeover Proposal" in Section 4.03 as they relate to net revenues, net income or assets of IXC and its Subsidiaries, taken as a whole, shall be deemed to be references to "50%"), in which event the Termination Fee shall be payable upon the first to occur of such events. IXC acknowledges that the agreements contained in this
Section 5.09(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, CBI would not enter into this Agreement; accordingly, if IXC fails promptly to pay the amount due pursuant to this Section 5.09(b), and, in order to obtain such payment, CBI commences a suit which results in a judgment against IXC for the fee set forth in this Section 5.09(b), IXC shall pay to CBI its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

            (c) In the event that (1) a CBI Takeover Proposal shall have been made to CBI or any of its Subsidiaries or shall have been made directly to the shareholders of CBI generally or shall have otherwise become publicly known or any person shall have publicly announced an intention (whether or not conditional) to make a CBI Takeover Proposal and thereafter this Agreement is terminated by either CBI or IXC pursuant to Section 7.01(b)(i) or (ii) or (2) this Agreement is terminated by IXC pursuant to Section 7.01(f), then CBI shall promptly, but in no event later than the date of such termination, pay IXC the Termination Fee, payable by wire transfer of same day funds; provided, however, that no Termination Fee shall be payable to IXC pursuant to clause (1) of this paragraph (c) or pursuant to a termination by IXC pursuant to Section 7.01(f) unless and until within 12 months of such termination CBI or any of its Subsidiaries enters into any CBI Acquisition Agreement with respect to, or consummates, any CBI Takeover Proposal (for the purposes of the foregoing proviso the term "CBI Takeover Proposal" shall have the meaning assigned to such term in Section 4.04 except that references to "35%" in the definition of "CBI Takeover Proposal" in Section 4.04 as they relate to net revenues, net income or assets of CBI and its Subsidiaries, taken as a whole, shall be deemed to be references to "50%"), in which event the Termination Fee shall be payable upon the first to occur of such events. CBI acknowledges that the agreements contained in this Section 5.09(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, IXC would not enter into this Agreement; accordingly, if CBI fails promptly to pay the amount due pursuant to this Section 5.09(c), and, in order to obtain such payment, IXC commences a suit which results in a judgment against CBI for the fee set forth in this Section 5.09(c), CBI shall pay to IXC its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

            SECTION 5.10. Public Announcements. Promptly after the date hereof, CBI and IXC will develop a joint communications plan and each party hereto shall use all reasonable best efforts to ensure that all press releases and other public statements with respect to the transactions contemplated by this Agreement, including the Merger, the Stockholders Agreements and the Option Agreements shall be consistent with such joint communications plan. CBI and IXC will consult with each other before issuing any press release or otherwise making any written public statement with respect to the transactions contemplated by this Agreement, including the Merger, the Stockholders Agreements and the Option Agreements, and shall not issue any such press release or make any such written public statement prior to such consultation, except as either party may determine is required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or national trading system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement, the Stockholders Agreements and the Option Agreements shall be in the form heretofore agreed to by the parties.

            SECTION 5.11. Affiliates. IXC shall deliver to CBI at least 30 days prior to the Closing Date a letter identifying all persons who are, at the time this Agreement is submitted for adoption by the stockholders of IXC,

"affiliates" of IXC for purposes of Rule 145 under the Securities Act and applicable SEC rules and regulations. IXC shall use reasonable efforts to cause each such person to deliver to CBI at least 30 days prior to the Closing Date a written agreement substantially in the form attached as Exhibit A hereto.

            SECTION 5.12. Stock Exchange Listings. (a) CBI shall use reasonable efforts to cause the CBI Common Stock issuable in the Merger and pursuant to the CBI Stock Option Agreement to be approved for listing on the NYSE and the CSE, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Closing Date.

            (b) IXC shall use reasonable efforts to cause the IXC Common Stock issuable pursuant to the IXC Stock Option Agreement to be approved for quotation on Nasdaq, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Closing Date.

            (c) IXC shall use reasonable best efforts to cause the IXC 7 1/4% Preferred Stock, the IXC 6 3/4% Preferred Stock and the IXC 12 1/2% Preferred Stock to be approved for quotation on Nasdaq, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the record date for the IXC Stockholders Meeting.

            SECTION 5.13. Tax Treatment. Each of CBI and IXC shall use reasonable efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368 of the Code and to obtain the opinions of counsel referred to in Section 6.03(c), including the execution of the letters of representation referred to therein.

            SECTION 5.14. Further Assurances. IXC shall deliver, or shall cause to be delivered, if required by the terms of any note, indenture, credit agreement, warrant or other financing instrument or preferred stock, as promptly as possible after the date hereof but in no event less than 15 days prior to the Effective Time, any notice of the Merger or the transactions contemplated by this Agreement.

            SECTION 5.15. IXC Rights Agreement. The Board of

Directors of IXC shall take all further action (in addition to that referred to in Section 3.01(s)) necessary or desirable (including redeeming IXC Rights immediately prior to the Effective Time or amending the IXC Rights Agreement if reasonably requested by CBI) in order to render the IXC Rights inapplicable to the Merger and to the other transactions contemplated by this Agreement, the Stockholders Agreements and the Option Agreements to the extent provided herein. Except as provided above with respect to the Merger and the other transactions contemplated by this Agreement, the Stockholders Agreements and the Option Agreements, until the date following the IXC Stockholders Meeting, the Board of Directors of IXC shall not, without the prior written consent of CBI, (a) amend the IXC Rights Agreement or (b) take any action with respect to, or make any determination under, the IXC Rights Agreement, including a redemption of the IXC Rights or any action to facilitate an IXC Takeover Proposal.

            SECTION 5.16. CBI Rights Agreement. The Board of Directors of CBI shall take all further action (in addition to that referred to in Section 3.02(s)) necessary or desirable (including redeeming CBI Rights immediately prior to the Effective Time or amending the CBI Rights Agreement if reasonably requested by IXC) in order to render the CBI Rights inapplicable to the Merger and the other transactions contemplated by this Agreement, the Stockholders Agreements and the Option Agreements to the extent provided herein. Except as provided above with respect to the Merger and the other transactions contemplated by this Agreement, the Stockholders Agreements and the Option Agreements, until the date following the CBI Shareholders Meeting, the Board of Directors of CBI shall not, without the prior written consent of IXC, (a) amend the CBI Rights Agreement (other than any amendment made in connection with an acquisition by CBI of any assets or voting securities of another person) or (b) take any action with respect to, or make any determination under, the CBI Rights Agreement, including a redemption of the CBI Rights or any action to facilitate a CBI Takeover Proposal.

            SECTION 5.17. Transfer Taxes. All stock transfer, real estate transfer, documentary, stamp, recording and other similar taxes (including interest, penalties and additions to any such taxes) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by IXC.

            SECTION 5.18. Stockholders Agreements Legend. IXC will inscribe upon any certificate representing Subject Shares (as defined in the Stockholders Agreements) tendered by a Stockholder (as defined in the Stockholders Agreements) in connection with any proposed transfer of any Subject Shares by such Stockholder in accordance with the terms of the Stockholders Agreements the following legend: "THE SHARES OF COMMON STOCK, PAR VALUE $.01, PER SHARE, OF IXC COMMUNICATIONS, INC., REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT DATED AS OF JULY 20, 1999, AND ARE SUBJECT TO THE TERMS THEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICES OF IXC COMMUNICATIONS, INC."; and IXC will return such certificate containing such inscription to such Stockholder within three business days following IXC's receipt thereof.

                                   ARTICLE VI

                              Conditions Precedent

            SECTION 6.01. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

            (a) Stockholder Approvals. Each of the IXC Stockholder Approval and the CBI Shareholder Approval shall have been obtained.

            (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

            (c) FCC and PUC Approvals. All consents, approvals or orders of authorization of, or actions by the FCC and all necessary state PUC approvals shall have been obtained.

            (d) No Litigation. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect, and there shall not be pending or threatened any suit, action or proceeding by any Governmental Entity (i) preventing the consummation of the Merger or (ii) which otherwise is reasonably likely to have a Material Adverse Effect on IXC or CBI, as applicable; provided, however, that each of the parties shall have used its reasonable efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

            (e) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

            (f) Stock Exchange Listings. The shares of CBI Common Stock issuable to IXC's stockholders as contemplated by this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

            (g) Equity Investment. CBI shall have received $400 million pursuant to the terms of the Investment Agreement.

            SECTION 6.02. Conditions to Obligations of CBI and Sub. The obligation of CBI and Sub to effect the Merger is further subject to satisfaction or waiver of the following conditions:

            (a) Representations and Warranties. The representations and warranties of IXC set forth herein that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, in each case as of the date hereof and as of the Closing Date, with the same effect as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date). CBI shall have received a certificate signed on behalf of IXC by the chief executive officer of IXC to such effect.

            (b) Performance of Obligations of IXC. IXC shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date. CBI shall have received a certificate signed on behalf of IXC by the chief executive officer of IXC to such effect.

            SECTION 6.03. Conditions to Obligations of IXC. The obligation of IXC to effect the Merger is further subject to satisfaction or waiver of the following conditions:

            (a) Representations and Warranties. The representations and warranties of CBI and Sub set forth herein that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, in each case as of the date hereof and as of the Closing Date, with the same effect as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date). IXC shall have received a certificate signed on behalf of CBI by the chief executive officer of CBI to such effect.

            (b) Performance of Obligations of CBI and Sub. CBI and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date. IXC shall have received a certificate signed on behalf of CBI by the chief executive officer of CBI to such effect.

            (c) Tax Opinion. IXC shall have received from Riordan & McKinzie, counsel to IXC, on the date on which the Form S-4 is filed with the SEC and on the Closing Date, an opinion, in each case dated as of such respective date and to the effect that: (i) the Merger will qualify for U.S. Federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code and (ii) IXC, CBI and Sub will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code. The issuance of such opinion shall be conditioned upon the receipt by such tax counsel of representation letters from each of IXC and CBI in substantially the same form as Exhibits C and D, respectively. The opinion shall be in substantially the same form as Exhibit E.

            SECTION 6.04. Frustration of Closing Conditions. None of CBI, Sub or IXC may rely on the failure of any condition set forth in Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use its reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement, the Stockholders Agreements and the Option Agreements, as required by and subject to Section 5.05.

                                   ARTICLE VII

                        Termination, Amendment and Waiver

            SECTION 7.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the CBI Shareholder Approval or the IXC Stockholder Approval:

            (a) by mutual written consent of CBI and IXC;

            (b) by either CBI or IXC:

            (i) if the Merger shall not have been consummated by April 30, 2000; provided, however, that if on such date the condition to the Closing set forth in Section 6.01(c) shall not have been satisfied, then either CBI or IXC may cause such date to be extended to July 31, 2000, upon delivery of written notice to the other party; provided further, however, that the right to terminate this Agreement pursuant to this Section 7.01(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

            (ii) if the CBI Shareholder Approval shall not have been obtained at a CBI Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof;

            (iii) if the IXC Stockholder Approval shall not have been obtained at an IXC Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof; or

            (iv) if any Restraint having any of the effects set forth in Section 6.01(d) shall be in effect and shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this
Section 7.01(b)(iv) shall have used reasonable efforts to prevent the entry of and to remove such Restraint;

            (c) by CBI, if IXC shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.02(a) or
(b) and (B) has not been or is incapable of being cured by IXC within 30 calendar days after its receipt of written notice from CBI;

            (d) by IXC, if CBI shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.03(a) or
(b) and (B) has not been or is incapable of being cured by CBI within 30 calendar days after its receipt of written notice from IXC;

            (e) by CBI, if IXC or any of its directors or officers shall participate in discussions or negotiations in breach of Section 4.03; or

            (f) by IXC, if CBI or any of its directors or officers shall participate in discussions or negotiations in breach of Section 4.04.

            SECTION 7.02. Effect of Termination. In the event of termination of this Agreement by either IXC or CBI as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of CBI or IXC, other than the provisions of Section 3.01(p), Section 3.02(n), the last sentence of Section 5.04, Section 5.09, this
Section 7.02 and Article VIII, which provisions survive such termination, and except to the extent that such termination results from the wilful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement. If this Agreement is terminated under circumstances in which a party is entitled to receive the Termination Fee, the payment of such Termination Fee shall be the sole and exclusive remedy available to such party, except if there shall have been a wilful breach by the other party of Section 4.03 or Section 4.04, as the case may be.

            SECTION 7.03. Amendment. This Agreement may be amended by the parties at any time before or after the IXC Stockholder Approval or the CBI Shareholder Approval; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by the stockholders of IXC or further approval of the shareholders of CBI without the further approval of such stockholders or shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

            SECTION 7.04. Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.03, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                  ARTICLE VIII

                               General Provisions

            SECTION 8.01. Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

            SECTION 8.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a) if to CBI or Sub, to

                  Cincinnati Bell Inc.
                  201 E. Fourth Street, 102-1900
                  P.O. Box 2301
                  Cincinnati, Ohio 45201-2301

                  Telecopy No.: (513) 397-9557

                  Attention: General Counsel

                  with a copy to:

                  Cravath, Swaine & Moore
                  Worldwide Plaza
                  825 Eighth Avenue
                  New York, NY 10019

                  Telecopy No.: (212) 474-3700

                  Attention: Robert A. Kindler, Esq.
                             Robert I. Townsend, III, Esq.;

                  and

            (b) if to IXC, to

                  IXC Communications, Inc.
                  1122 Capital of Texas Highway South
                  Austin, Texas 78746-6426

                  Telecopy No.: (512) 328-7902

                  Attention: General Counsel

                  with a copy to:

                  Riordan & McKinzie
                  695 Town Center Drive
                  Suite 1500
                  Costa Mesa, CA 92626

                  Telecopy No.: (714) 549-3244

                  Attention: Michael P. Whalen, Esq.

            SECTION 8.03. Definitions. For purposes of this Agreement:

            (a) an "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

            (b) "Business Day" means any day other than Saturday, Sunday or any other day on which banks are legally permitted to be closed in New York;

            (c) "Knowledge" of any person that is not an individual means, with respect to any specific matter, the knowledge of such person's executive officers and other officers having primary responsibility for such matter;

            (d) "Material Adverse Change" or "Material Adverse

Effect" means, when used in connection with IXC or CBI, any change, effect, event, occurrence, condition, development or state of facts that is materially adverse to the business, assets, results of operations, condition (financial or otherwise) or prospects of such party (or the Surviving Corporation when used with respect to IXC) and its Subsidiaries, taken as a whole, other than any change, effect, event, occurrence, condition, development or state of facts (i) relating to the economy or securities markets in general, (ii) relating to the industries in which such party operates in general and not specifically relating to such party, (iii) resulting from the announcement or anticipated consummation of the transactions contemplated by this Agreement, the Stockholders Agreements, the Option Agreements, and the transactions contemplated by this Agreement, or
(iv) arising from a change in generally accepted accounting principles.

            (e) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; and

            (f) a "Subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

            SECTION 8.04. Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof",

"herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. Terms used herein that are defined under GAAP are used herein as so defined.

            SECTION 8.05. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

            SECTION 8.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein), the Option Agreements, the Stockholders Agreements and the Confidentiality Agreement
(a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article II, Section 5.06 and Section 5.08, are not intended to confer upon any person other than the parties any rights or remedies.

            SECTION 8.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof, except to the extent the laws of the State of Ohio are mandatorily applicable for the rights of CBI shareholders and directors and corporate governance matters.

            SECTION 8.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

            SECTION 8.09. Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

            SECTION 8.10. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

            SECTION 8.11. Additional Agreement of IXC. IXC agrees that (a) promptly after the date hereof, it will form a wholly owned subsidiary and enter into a merger agreement with such subsidiary in a form satisfactory to CBI, including the terms set forth in Section 8.11 to the IXC Disclosure Schedule and
(b) it will submit such merger agreement for approval of stockholders of IXC at the IXC Stockholders Meeting.

            IN WITNESS WHEREOF, CBI, Sub and IXC have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          CINCINNATI BELL INC.,

                                                by /s/ Richard G. Ellenberger
                                                   ----------------------------
                                                   Name: Richard G. Ellenberger
                                                   Title: President and Chief
                                                          Executive Officer


                                          IVORY MERGER INC.,

                                                by /s/ Thomas E. Taylor
                                                   ----------------------------
                                                   Name: Thomas E. Taylor
                                                   Title: Vice President and
                                                          Secretary


                                          IXC COMMUNICATIONS, INC.,

                                                by /s/ John M. Zrno
                                                   ----------------------------
                                                   Name: John M. Zrno
                                                   Title: President and Chief
                                                          Executive Officer

                                                                         ANNEX I
                                                         TO THE MERGER AGREEMENT

                             Index of Defined Terms

Term                                                                       Page
----                                                                       ----

Accounting Rules............................................................17
Adjusted Option.............................................................54
Affiliate...................................................................68
Agreement................................................................... 1
Business Day................................................................68
CBI......................................................................... 1
CBI Acquisition Agreement...................................................48
CBI Benefit Plans...........................................................36
CBI Common Stock............................................................ 4
CBI Consolidated Group......................................................38
CBI Disclosure Schedule.....................................................27
CBI Filed SEC Documents.....................................................27
CBI 1998 10-K...............................................................35
CBI Permits.................................................................35
CBI Plan....................................................................56
CBI Preferred Stock.........................................................28
CBI Rights Agreement........................................................28
CBI SEC Documents...........................................................32
CBI Series A Preferred Stock................................................28
CBI 7 1/4 Preferred Stock................................................... 5
CBI Shareholder Approval....................................................38
CBI Shareholders Meeting....................................................50
CBI 6 3/4 Preferred Stock................................................... 5
CBI Stock Option Agreement.................................................. 2
CBI Stock Options...........................................................29
CBI Stock Plans.............................................................28
CBI Takeover Proposal.......................................................47
Certificate of Merger....................................................... 3
Certificates................................................................ 7
Closing..................................................................... 2
Closing Date................................................................ 3
Code........................................................................ 2
Common Shares Trust.........................................................10
Common Stock Merger Consideration........................................... 4
Communications Act..........................................................16
Confidentiality Agreement...................................................51
control.....................................................................68
CSE.........................................................................31
DGCL........................................................................ 2
Effective Time.............................................................. 3
ERISA.......................................................................21
Excess Shares............................................................... 9
Exchange Act................................................................16
Exchange Agent.............................................................. 6
Exchange Ratio.............................................................. 4
FCC.........................................................................16
Form S-4....................................................................18
GAAP........................................................................17
Governmental Entity.........................................................15
HSR Act.....................................................................16
Intellectual Property Rights................................................25
Investment Agreement........................................................ 2
Investors................................................................... 2
IXC......................................................................... 1
IXC Acquisition Agreement...................................................47
IXC Benefit Plans...........................................................20
IXC Class B Preferred Stock.................................................13
IXC Common Stock............................................................ 1
IXC Consolidated Group......................................................24
IXC Disclosure Schedule.....................................................12
IXC Filed SEC Documents.....................................................12
IXC 1998 10-K...............................................................20
IXC Ordinary Preferred Stock................................................13
IXC Permits.................................................................19
IXC Preferred Stock.........................................................13
IXC Rights..................................................................13
IXC Rights Agreement........................................................13
IXC SEC Documents...........................................................17
IXC Series A Preferred Stock................................................13

Term                                                                      Page
----                                                                      ----

IXC 7 1/4 Preferred Stock................................................... 1
IXC 6 3/4 Preferred Stock................................................... 1
IXC Stock Option Agreement.................................................. 1
IXC Stock Options...........................................................13
IXC Stock Plans.............................................................13
IXC Stockholder Approval....................................................24
IXC Stockholders Meeting....................................................50
IXC Takeover Proposal.......................................................46
IXC 12 1/2 Certificate of Designation....................................... 6
IXC 12 1/2 Preferred Stock.................................................. 6
IXC 12 1/2 Series B Preferred Stock.........................................13
IXC Warrants ...............................................................13
Joint Proxy Statement.......................................................16
Knowledge...................................................................68
Liens.......................................................................12
Material Adverse Change.....................................................68
Material Adverse Effect.....................................................68
Merger...................................................................... 1
Merger Consideration........................................................ 6
Nasdaq......................................................................16
Non-Voting Preferred Stock..................................................28
NYSE........................................................................ 9
Oakhill..................................................................... 2
Option Agreements........................................................... 2
person......................................................................69
Principal Stockholders...................................................... 1
PUCs........................................................................16
Restraints..................................................................62
SEC.........................................................................16
Securities Act..............................................................17
7 1/4% Preferred Stock Merger Consideration................................. 5
6 3/4% Preferred Stock Merger Consideration................................. 5
Stockholders Agreements..................................................... 1
Sub......................................................................... 1
Sub Common Stock............................................................29
Subsidiary..................................................................69

Surviving Corporation....................................................... 2
taxes.......................................................................24
Termination Fee.............................................................58
Transition Period...........................................................55
Transition Team.............................................................46
Voting Preferred Stock......................................................28
Year 2000 Compliant.........................................................26

                                                                       EXHIBIT A
                                                         TO THE MERGER AGREEMENT

                            Form of Affiliate Letter

Ladies and Gentlemen:

            The undersigned, a holder of shares of common stock, par value $.01 per share ("IXC Common Stock"), of [IXC], a Delaware corporation ("IXC"), acknowledges that the undersigned may be deemed an "affiliate" of IXC within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), by the Securities and Exchange Commission (the "SEC"), although nothing contained herein should be construed as an admission of either such fact. Pursuant to the terms of the Agreement and Plan of Merger dated as of July 20, 1999 (the "Merger Agreement"), among Cincinnati Bell Inc., an Ohio corporation ("CBI"), Ivory Merger Inc., a Delaware corporation and wholly owned subsidiary of CBI ("Sub") and IXC Communications, Inc., the undersigned is entitled to receive in connection with the consummation of the transactions contemplated by the Merger Agreement common stock, par value $.01 per share ("CBI Common Stock"), of CBI.

            If in fact the undersigned were an affiliate under the Securities Act, the undersigned's ability to sell, assign or transfer the CBI Common Stock received by the undersigned in exchange for any shares of IXC Common Stock in connection with the transactions contemplated by the Merger Agreement may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained or will obtain advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act. The undersigned understands that CBI will not be required to maintain the effectiveness of any registration statement under the Securities Act for the purposes of resale of CBI Common Stock by the undersigned.

            The undersigned hereby represents to and covenants with CBI that the undersigned will not sell, assign or transfer the CBI Common Stock received by the undersigned in exchange for shares of IXC Common Stock in the Merger except (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 or (iii) in a transaction which, in the opinion of counsel reasonably satisfactory to CBI or as described in a "no-action" or interpretive letter from the Staff of the SEC specifically issued with respect to a transaction to be engaged in by the undersigned, is not required to be registered under the Securities Act.

            In the event of a sale or other disposition by the undersigned of CBI Common Stock pursuant to Rule 145, the undersigned will supply CBI with evidence of compliance with such rule, in the form of a letter in the form of Annex I hereto and the opinion of counsel or no-action letter referred to above. The undersigned understands that CBI may instruct its transfer agent to withhold the transfer of any CBI Common Stock disposed of by the undersigned, but that (provided such transfer is not prohibited by any other provision of this letter agreement) upon receipt of such evidence of compliance, CBI shall cause the transfer agent to effectuate the transfer of the CBI Common Stock sold as indicated in such letter.

            CBI covenants that it will comply with the informational requirements under the Rule 144(c), or any successor provision thereto, and will take all such other actions as may be reasonably available to it to permit the sale or other disposition of CBI Common Stock by the undersigned under Rule 145 in accordance with the terms thereof.

            The undersigned acknowledges and agrees that legends to the effect set forth below will be placed on certificates representing CBI Common Stock received by the undersigned in connection with the transactions contemplated by the Merger Agreement or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to CBI from counsel reasonably satisfactory to CBI to the effect that such legends are no longer required for purposes of the Securities Act.

            "The shares represented by this certificate were issued pursuant to a business combination in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933. The shares may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

            The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of CBI Common Stock and (ii) the receipt by CBI of this letter is an inducement to its obligations to consummate the transactions contemplated by the Merger Agreement.

            This Agreement shall only become effective as of the Effective Time of the Merger under the Merger Agreement.

                                                Very truly yours,


                                                Dated:

                                                                         ANNEX I
                                                                    TO EXHIBIT A

                                                                   [Name] [Date]

            On _________________________, the undersigned sold the securities of Cincinnati Bell Inc., an Ohio corporation ("CBI"), described below in the space provided for that purpose (the "Securities"). The Securities were received by the undersigned in connection with the consummation of the transactions described in that certain Plan and Agreement of Merger dated as of July 20, 1999, among IXC Communications, Inc., a Delaware corporation, CBI and Ivory Merger Inc., a Delaware corporation and a wholly owned subsidiary of CBI ("Sub").

            Based upon the most recent report or statement filed by CBI with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

            The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Securities Act or in transactions directly with a "market maker" as that term is defined in
Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.

                                                Very truly yours,


            [Space to be provided for description of the Securities]

                                                                       EXHIBIT B
                                                         TO THE MERGER AGREEMENT

                           Corporate Governance of CBI
                          Following the Effective Time

Name                                                  Class
----                                                  -----
Richard D. Irwin                                      I
John M. Zrno                                          II
J. Taylor Crandall                                    III

                                                                       EXHIBIT C
                                                         TO THE MERGER AGREEMENT

                               [Letterhead of IXC]

                                                                 [       ], 1999

[Counsel to IXC]

Ladies and Gentlemen:

            In connection with the opinion to be delivered pursuant to Section 6.03(c) of the Agreement and Plan of Merger (the "Merger Agreement") dated as of July 20, 1999, among Cincinnati Bell Inc., an Ohio corporation ("CBI"), Ivory Merger Inc., a Delaware corporation and a wholly owned subsidiary of CBI (the "Sub"), and IXC Communications, Inc., a Delaware corporation ("IXC"), whereby Sub will be merged with and into IXC (the "Merger"), with IXC becoming the "Surviving Corporation", and in connection with the filing with the Securities and Exchange Commission (the "SEC") of the registration statement on Form S-4 (the "Registration Statement"), which includes the Joint Proxy Statement of CBI and IXC, each as amended or supplemented through the date hereof, the undersigned certifies and represents on behalf of IXC, after due inquiry and investigation, as follows (any capitalized term used but not defined herein having the meaning given to such term in the Merger Agreement):

            1. The facts relating to the Merger as described in the Merger Agreement, Registration Statement and the other documents described in the Registration Statement are, insofar as such facts pertain to IXC, true, correct and complete in all material respects. The Merger will be consummated in accordance with the Merger Agreement.

            2. The formula set forth in the Merger Agreement pursuant to which each issued and outstanding share of IXC's: (i) common stock, par value $.01 per share, (the "IXC Common Stock") will be converted into 2.0975 fully paid and nonassessable shares of common stock, par value $.01 per share, of CBI ("CBI Common Stock"), (ii) 7 1/4% Junior Convertible Preferred Stock Due 2007, par value $.01 per share (the "IXC 7 1/4% Preferred Stock"), will be converted into one fully paid and nonassessable share of voting 7 1/4% Junior Convertible Preferred Stock Due 2007, par value $.01 per share, of CBI (the "CBI 7 1/4% Preferred Stock") and (iii) 6 3/4% Cumulative Convertible Preferred Stock, par value $.01 per share (the "IXC 6 3/4% Preferred Stock" and, together with the IXC Common Stock and the IXC 7 1/4% Preferred Stock, the "IXC Stock"), will be converted into one fully paid and nonassessable share of voting 6 3/4% Cumulative Convertible Preferred Stock, par value $.01 per share, of CBI (the "CBI 6 3/4% Preferred Stock" and, together with the CBI Common Stock and the CBI 7 1/4% Preferred Stock, the "CBI Stock") is the result of arm's length bargaining.

            3. In the Merger, shares of IXC Stock representing at least 80 percent of the total combined voting power of all classes of IXC stock entitled to vote and at least 80 percent of the total number of shares of all other classes of IXC stock will be exchanged solely for CBI voting stock. For purposes of this representation, shares of IXC stock exchanged for cash or other property furnished, directly or indirectly, by CBI will be treated as outstanding IXC stock on the Closing Date. No shares or other securities of IXC will be issued to the shareholders of IXC pursuant to the Merger, although prior to the Effective Time the terms of the 12 1/2% Junior Exchangeable Preferred Stock Due 2009, par value $.01 per share, of IXC (the "12 1/2% Preferred Stock") will be amended to provide holders of the 12 1/2% Preferred Stock with voting rights. Following the Merger, the Surviving Corporation has no plan or intention to issue additional shares of its stock that would result in CBI failing to own after the Merger, directly or indirectly, at least 80 percent of the total combined voting power of all classes of Surviving Corporation stock entitled to vote and at least 80 percent of the total number of shares of all other classes of Surviving Corporation stock. To the best knowledge of the management of IXC, CBI has no plan or intention to sell, transfer or dispose of any stock of the Surviving Corporation or to cause the Surviving Corporation to issue additional shares of its stock that would in either case result in CBI failing to own after the Merger, directly or indirectly, at least 80 percent of the total combined voting power of all classes of Surviving Corporation stock entitled to vote and at least 80 percent of the total number of shares of all other classes of Surviving Corporation stock.

            4. If cash payments are made to holders of IXC Common Stock in lieu of fractional shares of CBI Common Stock that would otherwise be issued to such holders in the Merger, such payments will be made for the purpose of saving CBI the expense and inconvenience of issuing and transferring fractional shares of CBI Common Stock and will not represent separately bargained-for consideration. To the best knowledge of the management of IXC, the total cash consideration that will be paid in the Merger to holders of IXC Common Stock in lieu of fractional shares of CBI Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to the IXC shareholders in exchange for their shares of IXC Stock.

            5. (i) Neither IXC nor any corporation related to IXC (as defined in Treasury Regulation Section 1.368- 1(e)) has acquired or has any plan or intention to acquire any IXC stock in contemplation of the Merger, or otherwise as part of a plan of which the Merger is a part.

            (ii) IXC is not aware of any plan or intention on the part of CBI to acquire or redeem any of the CBI Stock issued in the Merger, either directly or through any transaction, agreement or arrangement with any other person. IXC has no plan or intention, nor is IXC aware of any plan or intention on the part of any person related to CBI (as defined in Treasury Regulation Section 1.368-1(e)), to acquire or redeem any of the CBI Stock issued in the Merger, either directly or through any transaction, agreement or arrangement with any other person. For purposes of this representation letter, a person is considered to own or acquire stock owned or acquired (as the case may be) by a partnership in which such person is a partner in proportion to such person's interest in the partnership.

            6. IXC has not made, and does not have any plan or intention to make, any distributions prior to, in contemplation of or otherwise in connection with, the Merger (other than dividends made in the ordinary course of business).

            7. Except as otherwise specifically contemplated under the Merger Agreement, neither IXC nor the Surviving Corporation has any plan or intention to acquire, redeem, exchange or alter the terms of the 12 1/2% Preferred Stock. To the best knowledge of the management of IXC, neither CBI nor any corporation related to CBI (as defined in Treasury Regulation Section 1.368-1(e)) has any plan or intention to acquire, or to cause the Surviving Corporation to acquire, redeem, exchange or alter the terms of, the 12 1/2% Preferred Stock.

            8. Immediately following the Merger, the Surviving Corporation will hold (i) at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets that were held by IXC immediately prior to the Merger and (ii) at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets that were held by Sub immediately prior to the Merger. For purposes of this representation, amounts paid to stockholders who receive cash or other property (including cash in lieu of fractional shares of CBI Common Stock) derived directly or indirectly from IXC in connection with the Merger, assets of IXC used to pay its reorganization expenses (including transfer taxes, if any) and all redemptions and distributions made by IXC (other than dividends made in the ordinary course of business) immediately preceding, or in contemplation of, the Merger will be included as assets held by IXC immediately prior to the Merger.

            9. IXC is not aware of any plan or intention on the part of CBI to, following the Merger, liquidate the Surviving Corporation, merge the Surviving Corporation with or into another corporation in which the Surviving Corporation is not the survivor, sell or otherwise dispose of shares of the Surviving Corporation, cause the Surviving Corporation to distribute to CBI or any of its subsidiaries any assets of the Surviving Corporation or the proceeds of any borrowings incurred by the Surviving Corporation or cause the Surviving Corporation to sell or otherwise dispose of any of its assets, or any of the assets of Sub acquired by the Surviving Corporation in the Merger, except for dispositions made in the ordinary course of business and transfers of assets permitted under Section 368(a)(2)(C) of the Code or Treasury Regulation Section 1.368-1(d) or 1.368- 2(k).

            10. Except as otherwise specifically contemplated under the Merger Agreement, IXC will pay its expenses, if any, incurred in connection with the Merger. IXC has neither paid (directly or indirectly) nor agreed to assume any expense or other liability, whether fixed or contingent, incurred or to be incurred by any holder of IXC Stock in connection with or as part of the Merger or any related transactions.

            11. Except as otherwise specifically contemplated under the Merger Agreement, immediately prior to the time of the Merger, IXC will not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire IXC stock. Simultaneously with the Merger, all outstanding options and related stock appreciation rights, if any, to purchase or acquire a share of IXC stock granted under employee incentive or benefits plans, programs or arrangements and non-employee director plans presently maintained by IXC, together with all other outstanding awards granted under such plans, will be canceled or converted into similar instruments of CBI. Immediately following the Merger, the 12 1/2% Preferred Stock will be the only class of Surviving Corporation stock outstanding (other than the common stock of the Surviving Corporation, which will be held by CBI).

            12. No assets of IXC have been sold, transferred or otherwise disposed of which would prevent CBI from continuing the "historic business" of IXC or from using a significant portion of the "historic business assets" of IXC in a business following the Merger (as such terms are defined in Treasury Regulation Section 1.368-1(d)).

            13. In connection with the Merger and related transactions, IXC Stock will be converted solely into CBI Stock (except for cash paid in lieu of fractional shares of CBI Common Stock and cash paid to Principal Stockholders in exchange for their IXC Stock pursuant to the Stockholders Agreements). For purposes of this representation, IXC Stock redeemed for cash or other property furnished, directly or indirectly, by CBI will be considered as exchanged for other than CBI Stock. Further, no liabilities of IXC or any of its subsidiaries or any holders of IXC Stock will be assumed by CBI, nor, to the best knowledge of the management of IXC, will any of the IXC Stock acquired by CBI in connection with the Merger be subject to any liabilities.

            14. IXC is not an investment Company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

            15. IXC will not take, and, to the best knowledge of the management of IXC, there is no plan or intention by stockholders of IXC to take, any position on any Federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local tax law (and then only to the extent required by such applicable state or local tax law).

            16. None of the compensation received by any stockholder-employee or stockholder-independent contractor of IXC in respect of periods at or prior to the Effective Time represents separate consideration for, or is allocable to, any of its IXC Stock. None of the CBI Stock that will be received by any stockholder-employee or stockholder-independent contractor of IXC in the Merger represents separately bargained for consideration which is allocable to any employment agreement or arrangement. The compensation paid to any stockholder-employee or stockholder-independent contractor will be for services actually rendered and will be determined by bargaining at arm's length.

            17. There is no intercorporate indebtedness existing between CBI (or any of its subsidiaries, including Sub) and IXC (or any of its subsidiaries) that was issued, acquired or will be settled at a discount.

            18. IXC is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

            19. It is IXC's present intention to pay all transfer taxes attributable to the Merger out of IXC's own funds (and not out of funds provided, directly or indirectly, by CBI).

            20. The Merger Agreement, the Registration Statement and the other documents described in the Registration Statement represent the entire understanding of IXC with respect to the Merger.

            21. The Merger is being undertaken for purposes of enhancing the business of IXC and for other good and valid business purposes of IXC.

            22. Neither IXC nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of the Merger Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

            23. On the date of the Merger, the fair market value of the assets of IXC will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which such assets are subject.

            24. No holders of IXC Stock have dissenters' rights with respect to the Merger under any applicable law.

            25. Sub will have no liabilities assumed by IXC, and will not transfer to IXC any assets subject to liabilities, in the transaction.

            26. The undersigned is authorized to make all the representations set forth herein on behalf of IXC.

            The undersigned acknowledges that (i) your opinion will be based on the accuracy of the representations set forth herein and on the accuracy of the representations and warranties and the satisfaction of the covenants and obligations contained in the Merger Agreement and the various other documents related thereto, and (ii) your opinion will be subject to certain limitations and qualifications including that it may not be relied upon if any such representations or warranties are not accurate or if any of such covenants or obligations are not satisfied in all material respects.

            The undersigned acknowledges that your opinion will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinion.

                                          Very truly yours,

                                          IXC COMMUNICATIONS, INC.

                                          by
                                              -----------------------------
                                              Name:
                                              Title:

                                                                       EXHIBIT D
                                                         TO THE MERGER AGREEMENT

                               [Letterhead of CBI]

                                                                    [    ], 1999

[Counsel to IXC]

Ladies and Gentlemen:

            In connection with the opinion to be delivered pursuant to Section 6.03(c) of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 20, 1999, among Cincinnati Bell Inc., an Ohio corporation ("CBI"), Ivory Merger Inc., a Delaware corporation and a wholly owned subsidiary of CBI (the "Sub"), and IXC Communications Inc., a Delaware corporation ("IXC"), whereby Sub will merge with and into IXC (the "Merger"), with IXC becoming the "Surviving Corporation", and in connection with the filing with the Securities and Exchange Commission (the "SEC") of the registration statement on Form S-4 (the "Registration Statement"), which includes the Joint Proxy Statement of CBI and IXC, each as amended or supplemented through the date hereof, the undersigned certifies and represents on behalf of CBI and Sub and as to CBI and Sub, after due inquiry and investigation, as follows (any capitalized term used but not defined herein shall have the meaning given to such term in the Merger Agreement):

            1. The facts relating to the Merger as described in the Merger Agreement, Registration Statement and the other documents described in the Registration Statement are, insofar as such facts pertain to CBI and Sub, true, correct and complete in all material respects. The Merger will be consummated in accordance with the Merger Agreement.

            2. The formula set forth in the Merger Agreement pursuant to which each issued and outstanding share of IXC's: (i) common stock, par value $.01 per share (the "IXC Common Stock"), will be converted into 2.0975 fully paid and nonassessable shares of common stock, par value $.01 per share, of CBI ("CBI Common Stock"), (ii) 7 1/4% Junior Convertible Preferred Stock Due 2007, par value $.01 per share (the "IXC 7 1/4% Preferred Stock"), will be converted into one fully paid and nonassessable share of voting 7 1/4% Junior Convertible Preferred Stock Due 2007, par value $.01 per share, of CBI (the "CBI 7 1/4% Preferred Stock") and (iii) 6 3/4% Cumulative Convertible Preferred Stock, par value $.01 per share (the "IXC 6 3/4% Preferred Stock" and, together with the IXC Common Stock and the IXC 7 1/4% Preferred Stock, the "IXC Stock"), will be converted into one fully paid and nonassessable share of voting 6 3/4% Cumulative Convertible Preferred Stock, par value $.01 per share, of CBI (the "CBI 6 3/4% Preferred Stock" and, together with the CBI Common Stock and the CBI 7 1/4% Preferred Stock, the "CBI Stock") is the result of arm's length bargaining.

            3. Prior to the Merger, CBI will own at least 80 percent of the total combined voting power of all classes of Sub stock entitled to vote and at least 80 percent of the total number of shares of all other classes of Sub stock. As a result of the Merger, CBI will acquire at least 80 percent of the total combined voting power of all classes of IXC stock entitled vote and at least 80 percent of the total number of shares of all other classes of IXC stock, solely in exchange for CBI voting stock. CBI has no plan or intention to sell, transfer or dispose of any stock of the Surviving Corporation or to cause the Surviving Corporation to issue additional shares of its stock that would in either case result in CBI failing to own after the Merger, directly or indirectly, at least 80 percent of the total combined voting power of all classes of Surviving Corporation stock entitled to vote and at least 80 percent of the total number of shares of all other classes of Surviving Corporation stock.

            4. If cash payments are made to holders of IXC Common Stock in lieu of fractional shares of CBI Common Stock that would otherwise be issued to such holders in the Merger, such payments will be made for the purpose of saving

CBI the expense and inconvenience of issuing and transferring fractional shares of CBI Common Stock, and will not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to holders of IXC Common Stock in lieu of fractional shares of CBI Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to shareholders of IXC in exchange for their shares of IXC Stock.

            5. CBI has no plan or intention to acquire or redeem any of the CBI Stock issued in the Merger, either directly or through any transaction, agreement or arrangement with any other person. To the best knowledge of the management of CBI, no person related to CBI (as defined in Treasury Regulation
Section 1.368-1(e)) has a plan or intention to acquire or redeem any of the CBI Stock issued in the Merger, either directly or through any transaction, agreement or arrangement with any other person. For purposes of this representation letter, a person is considered to own or acquire stock owned or acquired (as the case may be) by a partnership in which such person is a partner in proportion to such persons's interest in the partnership.

            6. CBI does not have any plan or intention to make any distributions after, but in connection with, the Merger to holders of CBI Stock (other than dividends made in the ordinary course of business).

            7. Neither CBI nor any corporation related to CBI (as defined in Treasury Regulation Section 1.368-1(e)) has any plan or intention to acquire, or to cause the Surviving Corporation to acquire, redeem, exchange or alter the terms of, the 12 1/2% Preferred Stock.

            8. Neither CBI nor Sub (nor any other subsidiary of CBI) has acquired or, except as a result of the Merger and purchases from the Principal Stockholders pursuant to the Stockholders Agreements, will acquire, or has owned in the past five years, any IXC Stock.

            9. Immediately following the Merger, the Surviving Corporation will hold (i) at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets that were held by IXC immediately prior to the Merger and (ii) at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets that were held by Sub immediately prior to the Merger. For purposes of this representation, amounts paid to stockholders who receive cash or other property (including cash in lieu of fractional shares of CBI Common Stock) derived directly or indirectly from IXC in connection with the Merger, assets of IXC used to pay its reorganization expenses (including transfer taxes, if any) and all redemptions and distributions made by IXC (other than dividends made in the ordinary course of business) immediately preceding, or in contemplation of, the Merger will be included as assets held by IXC immediately prior to the Merger.

            10. CBI has no present plan or intention to, following the Merger, liquidate the Surviving Corporation, merge the Surviving Corporation with and into another corporation in which the Surviving Corporation is not the survivor, sell or otherwise dispose of any of the stock of the Surviving Corporation, cause the Surviving Corporation to distribute to CBI or any of its subsidiaries any assets of the Surviving Corporation or the proceeds of any borrowings incurred by the Surviving Corporation, or cause the Surviving Corporation to sell or otherwise dispose of any of the assets held by the Surviving Corporation at the time of the Merger, except for dispositions made in the ordinary course of business and transfers permitted under Section 368(a)(2)(C) of the Code or Treasury Regulation Section 1.368-1(d) or 1.368-2(k).

            11. Except as otherwise specifically contemplated under the Merger Agreement, CBI and Sub will pay their respective expenses, if any, incurred in connection with the Merger. Except to the extent specifically contemplated under the Merger Agreement, neither CBI nor Sub has paid (directly or indirectly) or has agreed to assume any expense or other liability, whether fixed or contingent, of IXC or any of its subsidiaries or any holder of IXC Stock.

            12. In connection with the Merger and related transactions, IXC Stock will be converted solely into CBI Stock (except for cash paid in lieu of fractional shares of

CBI Common Stock and cash paid to Principal Stockholders in exchange for their Ivory Stock pursuant to the Stockholders Agreements). For purposes of this representation, IXC Stock redeemed for cash or other property furnished, directly or indirectly, by CBI will be considered as exchanged for other than CBI Stock. Further, except as otherwise contemplated under the Merger Agreement, no liabilities of IXC or any of its subsidiaries or any of the holders of IXC Stock will be assumed by CBI, nor, to the best knowledge of the management of CBI, will any of the IXC Stock acquired by CBI in connection with the Merger be subject to any liabilities.

            13. Following the Merger, CBI intends to cause the Surviving Corporation to continue the "historic business" of Ivory or to use a significant portion of the "historic business assets" of IXC in a business (as such terms are defined in Treasury Regulation Section 1.368- 1(d)).

            14. Neither CBI nor Sub is an investment company as defined in
Section 368(a)(2)(F)(iii) and (iv) of the Code.

            15. Neither CBI nor Sub will take any position on any Federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local tax law (and then only to the extent required by such applicable state or local tax law).

            16. None of the compensation received by any stockholder-employee or stockholder-independent contractor of IXC in respect of periods after the Effective Time represents separate consideration for, or is allocable to, any of its IXC Stock. None of the CBI Stock that will be received by any stockholder-employee or stockholder-independent contractor of IXC in the Merger represents separately bargained-for consideration which is allocable to any employment agreement or arrangement. The compensation paid to any stockholder-employee or stockholder-independent contractor will be for services actually rendered and will be determined by bargaining at arm's length.

            17. There is no intercorporate indebtedness existing between CBI (or any of its subsidiaries, including Sub) and IXC (or any of its subsidiaries) that was issued, acquired or will be settled at a discount.

            18. Neither CBI nor Sub is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

            19. The Merger Agreement, the Registration Statement and the other documents described in the Registration Statement represent the entire understanding of CBI and Sub with respect to the Merger.

            20. Sub is a corporation newly formed for the purpose of participating in the Merger, and at no time prior to the Merger has it had assets (other than nominal assets contributed upon the formation of Sub, which assets will be held by the Surviving Corporation following the Merger) or business operations.

            21. The Merger is being undertaken for purposes of enhancing the business of CBI and for other good and valid business purposes of CBI.

            22. On the date of the Merger, the fair market value of the assets of IXC will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which such assets are subject.

            23. Sub will have no liabilities assumed by IXC, and will not transfer to IXC any assets subject to liabilities, in the transaction (other than liabilities incurred by Sub in the ordinary course of business).

            24. The undersigned is authorized to make all the representations set forth herein on behalf of CBI and Sub.

            The undersigned acknowledges that (i) your opinion will be based on the accuracy of the representations set forth herein and on the accuracy of the representations and warranties and the satisfaction of the covenants and obligations contained in the Merger Agreement and the various other documents related thereto, and (ii) your opinion will be subject to certain limitations and qualifications including that it may not be relied upon if any such representations or warranties are not accurate or if any of such covenants or obligations are not satisfied in all material respects.

            The undersigned acknowledges that your opinion will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinion.

                                                Very truly yours,

                                                CINCINNATI BELL INC.

                                                  by

                                                    Name:
                                                    Title: